UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Echo Global Logistics, Inc.
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Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
May 1, 2017
To Our Stockholders:
On behalf of the Board of Directors and management, we cordially invite you to attend the annual meeting of stockholders (the "Annual Meeting") to be held on Friday, June 16, 2017, at 9:00 a.m., Central Daylight Time, at 600 West Chicago Ave., Suite 725, Chicago, Illinois 60654.
The following pages contain the formal notice of the Annual Meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the Annual Meeting and the nominees for election as directors.
The purpose of the Annual Meeting is to consider and vote upon proposals to (i) elect six directors to serve until the 2018 annual meeting of stockholders or until their respective successors are elected and qualified, (ii) ratify the appointment of our independent registered public accounting firm for 2017, (iii) to approve, on an advisory, non-binding basis, the compensation of our named executive officers, (iv) to approve the amendment and restatement of the Echo Global Logistics, Inc. 2008 Stock Incentive Plan (our "2008 Stock Incentive Plan") (v) to approve, on an advisory, non-binding basis, the frequency (every one, two or three years) of stockholder advisory approval of the compensation of our named executive officers and (vi) transact such other business as may properly come before the Annual Meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to our stockholders.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders via the Internet. These rules allow us to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting. On or about May 1, 2017, we will mail to our stockholders a notice containing instructions on how to access the proxy materials and vote on the matters described above. In addition, the notice will include instructions on how you can request a paper copy of the proxy materials.
Whether or not you plan to attend the Annual Meeting in person, your vote is important, and we encourage you to vote your shares promptly via the Internet or by telephone or mail. Instructions regarding these methods of voting are contained on the notice regarding the availability of proxy materials for the Annual Meeting.
We look forward to seeing you at the Annual Meeting.
Sincerely yours,

Douglas R. Waggoner
Chief Executive Officer and Chairman of the Board

Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2017
May 1, 2017
The Stockholders of Echo Global Logistics, Inc.:
Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Echo Global Logistics, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 16, 2017, at 9:00 a.m., Central Daylight Time, at 600 West Chicago Ave., Suite 725, Chicago, Illinois 60654, for the following purposes:

1.	To elect six directors of the Company to serve until the 2018 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers;

4.	To approve the amendment and restatement of our 2008 Stock Incentive Plan;

5.	To approve, on an advisory, non-binding basis, the frequency (every one, two or three years) of stockholder advisory approval of the compensation of our named executive officers; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 21, 2017 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders via the Internet. On or about May 1, 2017, we will mail to our stockholders a notice containing instructions on how to access the proxy materials and vote on the matters described above. In addition, the notice will include instructions on how you can request a paper copy of the proxy materials.
All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials accompanying this Notice. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Kyle L. Sauers Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2017.
        This Proxy Statement and the 2016 Annual Report are available at: www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Proxy Statement for the Annual Meeting of Stockholders of
Echo Global Logistics, Inc.
To Be Held on Friday, June 16, 2017

Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and enclosed proxy card are being furnished to stockholders commencing on or about May 1, 2017 in connection with the solicitation by the Board of Directors (the "Board") of Echo Global Logistics, Inc., a Delaware corporation ("Echo," the "Company," "we," "us," or "our"), of proxies for use in voting at the 2017 annual meeting of stockholders (the "Annual Meeting"). You are receiving the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 21, 2017, the record date, are entitled to vote at the Annual Meeting. As of April 21, 2017, there were 29,123,633 shares of common stock outstanding and entitled to vote.

Annual Meeting Information

Date and Location. The Annual Meeting will be held on Friday, June 16, 2017 at 9:00 a.m., Central Daylight Time, at our corporate headquarters at 600 West Chicago Ave., Suite 725, Chicago, Illinois 60654.

Admission. Only record or beneficial owners of the Company’s stock or their proxies may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Voting Information

Record Date. The record date for the Annual Meeting is April 21, 2017. You may vote all shares of the Company’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the Annual Meeting. Cumulative voting is not permitted. On the record date, there were 29,123,633 shares of common stock outstanding and entitled to vote. We have no other voting securities.

Confidential Voting. Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for the Company to assert or defend claims, (c) in the case of a contested election of director(s) or (d) at your express request.

Vote by Proxy. If your shares of common stock are held in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you can vote your shares on matters presented at the Annual Meeting or by proxy. There are three ways to vote by proxy:

1.	By Telephone - Stockholders can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

2.	By Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

3.	By Mail - You can vote by mail by signing, dating and mailing your proxy card.

Any proxy given pursuant to such solicitation by a stockholder of record and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "PROPOSALS TO BE VOTED ON--Proposal 1: Election of Directors," FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2017 under "PROPOSALS TO BE VOTED ON--Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm," FOR advisory approval of the compensation of our named executive officers as disclosed in this proxy statement under "PROPOSALS TO BE VOTED ON -- Proposal 3: Advisory Approval of the Compensation of our Named Executive Officers," FOR the approval of the amendment and restatement of our 2008 Stock Incentive Plan under "PROPOSALS TO BE VOTED ON -- Proposal 4: Approval of the Amendment and Restatement of the 2008 Stock Incentive Plan," FOR the stockholder advisory approval of the Company's compensation of our named executive officers to occur every "1 YEAR" under "PROPOSALS TO BE VOTED ON -- Proposal 5: Advisory Approval of the Frequency of Stockholder Advisory Approval of the Compensation of Our Named Executive Officers," and in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof.

Submitting Voting Instructions for Shares Held Through a Broker. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting with proper evidence of stock holdings, such as a recent brokerage account or bank statement. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give your broker or nominee instructions on how to vote your shares, your broker or nominee can vote your shares with respect to "routine" items but not with respect to "non-routine" items. "Proposal 1: Election of Directors," "Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers," "Proposal 4: Approval of the Amendment and Restatement of our 2008 Stock Incentive Plan," and "Proposal 5: Advisory Approval of the Frequency of Stockholder Advisory Approval of the Compensation of Our Named Executive Officers" are non-routine matters for which your broker or nominee may not vote without explicit instructions from you. "Proposal 2: Ratification of Independent Registered Public Accounting Firm" is a routine matter for which your broker or nominee may vote your shares without explicit instructions from you.

Quorum. In order to carry on the business of the Annual Meeting, we must have a quorum. This means that stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum, but broker non-votes are not considered "present" for purposes of voting on non-routine matters.

Revoking Your Proxy. You may revoke your proxy at any time by (1) providing written notice to Kyle L. Sauers, Corporate Secretary, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654 at any time prior to the voting thereof, (2) submitting a proxy with a later date or (3) attending the Annual Meeting and voting in person.

Vote Required to Elect Directors. In order to be elected, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such nominee. The size of the Board is currently set at seven members, however, following the Annual Meeting the Board will be reduced to six members. See "PROPOSALS TO BE VOTED ON-Proposal 1: Election of Directors." Abstentions and broker non-votes will have no effect on the election of directors.

Vote Required to Adopt Other Proposals. "Proposal 2: Ratification of Independent Registered Public Accounting Firm" requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the ratification of the independent registered accounting firm, and there will be no broker non-votes with respect to this proposal, as it is a discretionary item.

"Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers" is a single "yes" or "no" vote on the total compensation package provided to the named executive officers, as described in the Compensation Discussion and Analysis and compensation tables. The stockholder vote will not be binding on the Company or the Board of Directors and may not be construed as (1) overruling their decision, (2) creating or implying any addition or change to their fiduciary duties, or (3) restricting or limiting stockholders' ability to make proposals for inclusion in proxy materials related to executive compensation.

"Proposal 4: Approval of the Amendment and Restatement of the 2008 Stock Incentive Plan" requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote, but are not voted.

"Proposal 5: Advisory Approval of the Frequency of Stockholder Approval for the Compensation of Our Named Executive Officers" will not be binding on or overrule any decisions by our Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. This vote is not to approve or disapprove our Board of Directors' recommendation. However, our Board will take into account the outcome of the vote when considering the frequency of stockholder approval of the Company's executive compensation.

Director Nominations. For a stockholder to nominate an individual to serve as a director at the 2018 annual meeting, the stockholder must follow the procedures outlined in this proxy statement under the caption "OTHER INFORMATION-Stockholder Proposals for the 2018 Meeting." Stockholders may also designate a director nominee to be considered by the Board for recommendation to the stockholders at the 2018 annual meeting by following the procedures outlined in this proxy statement under the caption "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE-Meetings and Committees of the Board of Directors-Nominating and Corporate Governance Committee."

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors
Nominees
Bradley A. Keywell, who has served on our Board since 2005 and is one of our co-founders, and Paul Loeb, who has served on our Board since 2015, will not be standing for re-election to the Board at the Annual Meeting, and therefore, have not been re-nominated. The Board would like to thank Messrs. Keywell and Loeb for their years of dedicated service to the Company. Although we presently have seven directors, as a result of Messrs. Keywell and Loeb not standing for re-election to the Board, the Board has reduced the number of directors from seven to six. Messrs. Keywell and Loeb will continue to serve until their respective terms expire at the Annual Meeting, at which time the reduction to six directors will take effect. Thus, at the Annual Meeting, the stockholders will elect six directors to serve until the 2018 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the six nominees named below. Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company's by-laws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders held for the election of directors.
All nominees have consented to be named in this proxy statement and to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named herein will be unable or unwilling to serve as a nominee or as a director if elected.
The Company believes that the Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company's operations and interests. In addition to considering a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee utilizes a variety of methods. The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company's business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company's policy is to have at least a majority of directors qualify as "independent directors" as defined in the rules of the Nasdaq Global Market. Currently, five of our seven directors are independent. If all six of the nominees are elected to the Board at the Annual Meeting, five of our six directors will be independent.
The Nominating and Corporate Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves. Each director nominee holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. Each of our directors also has experience serving on boards of directors or trustees and committees of other companies.
The Nominating and Corporate Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The names of the Company's current directors and director nominees, their ages as of April 21, 2017, their recent employment or principal occupation, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and their period of service as director of the Company are set forth below:

Name	Age	Position
Douglas R. Waggoner	58	Chairman of the Board and Chief Executive Officer
Bradley A. Keywell(2)(3)(4)	46	Director
Samuel K. Skinner(1)(2)(3)	78	Director
Matthew Ferguson(1)(2)	49	Director
David Habiger(1)(2)	48	Director
Nelda J. Connors(1)(3)	50	Director
Paul Loeb(4)	59	Director
William M. Farrow III	60	Director
_______________________________________________________________________________

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Nominating and Corporate Governance Committee.

(4)	Not standing for re-election.

There are no family relationships among any of the directors or executive officers of the Company. Our Board has affirmatively determined that five of our six director nominees, Messrs. Skinner, Habiger, Ferguson, Farrow and Ms. Connors are "independent directors" as defined in the rules of the Nasdaq Global Market.

Douglas R. Waggoner has served as our Chief Executive Officer since December 2006 and on our Board since February 2008. In June 2015, the Board appointed Mr. Waggoner to serve as Chairman of the Board. Mr. Waggoner will serve as our Chief Executive Officer and Chairman of the Board until December 31, 2019, unless such terms are otherwise terminated or renewed, pursuant to the terms of his employment agreement. As of April 2015, Mr. Waggoner also serves on the board of directors of SP Plus Corporation, a provider of, among other things, professional parking, ground transportation and logistics services, and Daylight Transport, a leading expedited LTL carrier. Prior to joining Echo, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as the Chief Executive Officer of USF Bestway, and from January 2002 to April 2004, he served as the Senior Vice President of Strategic Marketing for USF Corporation. Mr. Waggoner served as the President and Chief Operating Officer of Daylight Transport from April 1999 to January 2002, Executive Vice President from October 1998 to April 1999, and Chief Information Officer from January 1998 to October 1998. From 1986 to 1998, Mr. Waggoner held a variety of positions in sales, operations, marketing and engineering at Yellow Transportation before eventually leaving the company as the Vice President of Customer Service. Mr. Waggoner holds a Bachelor of Science degree in Economics from San Diego State University. Mr. Waggoner provides the Board significant transportation industry-specific operations management and leadership experience.

Bradley A. Keywell is a co-founder of the Company, has served on our Board since February 2005, and was appointed to serve as the Board's Lead Independent Director in June 2015. Mr. Keywell is the Chief Executive Officer and co-founder of Uptake Technologies, Inc., a co-founder and Director of Tempus, a co-founder and Managing Partner of Lightbank, a co-founder and Director of Groupon, Inc., and a co-founder and Director of MedianOcean. Mr. Keywell is the Founder and Chairman of Chicago Ideas Week and an adjunct Professor at the University of Chicago Booth School of Business. He is the Immediate Past Chairman of the Illinois Innovation Council, appointed by Illinois Governor Pat Quinn. He has served on the Mayor's Committee on Technology Infrastructure, and the Mayor's Chicago-China Friendship Initiative, both positions appointed by Chicago Mayor Richard M. Dailey. Mr. Keywell is also the Chairman of the Future Founders Foundation. Mr. Keywell is a member of the Board of Trustees of Equity Residential, and is a Trustee of the Zell-Lurie Entrepreneurship Institute for Entrepreneurship at the University of Chicago. He is also a member of the Board of Trustees of the Institute of Politics at the University of Chicago and the Foundation of NorthShore University HealthSystem. He is on the Advisory Board of the Directors College for Global Business at the University of Michigan Law School. Mr. Keywell is a Special Advisor to the Redmoon Theater Company and a Board Member of the Museum of Contemporary Art Chicago. He founded the Digital Leadership Exchange, which is now a global CEO-level networking organization. Mr. Keywell brings to the Board an in-depth knowledge and understanding of the information technology sector as well as extensive public company director experience.

Samuel K. Skinner first joined our Board in September 2006 and served as our non-executive Chairman of the Board from February 2007 to June 2015. Since May 2004, Mr. Skinner has been of counsel at the law firm Greenberg Traurig, LLP where he is the Chair of the Chicago Governmental Affairs Practice. Mr. Skinner served as Chairman, President and Chief Executive Officer of US Freightways Corporation from July 2000 to May 2003, and from 1993 to 1998 he served as President of Commonwealth Edison Company and its holding company, Unicom Corporation. During his time at US Freightways, it was one of the largest transportation and logistics companies in the country until its merger with YRC. Mr. Skinner served as the Chief of Staff to President George H.W. Bush from December 1991 to August 1992, and from 1989 to 1991, he served as the Secretary of Transportation. In 1975, he was appointed by President Gerald R. Ford as the United States Attorney for the Northern District of Illinois. Mr. Skinner is currently a director of Navigant Consulting, Inc., Express Scripts, Inc., Virgin America, Jesse White Foundation and the Chicago Board of Options Exchange (CBOE), Inc. Mr. Skinner holds a Bachelor of Science degree in Accounting from the University of Illinois and a Juris Doctor from DePaul University College of Law. Mr. Skinner brings to the Board extensive leadership experience and transportation and logistics industry experience in both the public and private sectors, operations management skills and experience with corporate governance and regulatory matters, having served as the chief executive officer of a large public company and a director of several public companies for over 10 years.

Matthew Ferguson has served on our Board since February 2010. Mr. Ferguson has served as the Chief Executive Officer of CareerBuilder.com, an online recruiting service, since 2004, and as its Chief Operating Officer and Senior Vice President from 2000 to 2004. Mr. Ferguson is a partner at Woodington Management, LLC, a real estate management company. Mr. Ferguson serves on the board of directors of Capella Education Company, a publicly traded for-profit postsecondary education company. He is also Chairman of the Board of DataClover, a small business platform. He received a Bachelor of Arts degree from Indiana University, a Master of Business Administration degree from the University of Chicago and a Juris Doctor degree from Northwestern University. Mr. Ferguson brings to the Board extensive leadership experience, operations management skills and experience with corporate governance and regulatory matters, having served as chief executive officer of a large global company and its partnership with several publicly-held entities.

David Habiger has served on our Board since December 2012. Mr. Habiger served as the Chief Executive Officer of Textura Corporation from April 2015 to June 2016. From June 2011 to July 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group Ltd. until it was acquired by Cisco Systems. Mr. Habiger served in various roles at Sonic Solutions, a digital media software company, from February 1993 to February 2011, most recently as President and Chief Executive Officer from September 2005 to February 2011. Mr. Habiger is also a director of Control4, Enova, Immersion, Stamps.com, GrubHub and Tessera. Previously, Mr. Habiger was a director for DTS, RealD and Textura. Mr. Habiger received his Bachelor of Arts from St. Norbert College and his Master in Business Administration degree from the University of Chicago. He is a member of the National Association of Corporate Directors, a Senior Advisor to Silver Lake Partners and a Venture Partner at the Pritzker Group. Mr. Habiger brings to the Board extensive leadership and management experience, having served as the chief executive officer of two public companies, as well as public company board experience.

Nelda J. Connors has served on our Board since April 2013. Ms. Connors is the founder and Chief Executive Officer of Pine Grove Holdings, LLC, a privately held investment company focused on acquiring and building small-to-middle market businesses with a highly engineered content. From 2008 through 2011, she served as President and Chief Executive Officer of Atkore International, formerly a division of Tyco International. Prior to joining Tyco, she served as a senior executive at Eaton Corporation, Ford Motor Company and Chrysler Corporation in various global business leadership roles. Ms. Connors serves on the board of directors of Boston Scientific Corporation, the Federal Reserve Bank of Chicago, Blount International, Inc., Clarcor Corporation and Vesuvius plc. In 2015, Ms. Connors was named to the Independent Takata Quality Assurance Panel by the Department of Justice's investigation of the airbag inflator recall. Ms. Connors holds both Bachelor of Science and Master of Science degrees in mechanical engineering from the University of Dayton. She also holds Masters degrees in Economics and International Finance from Tokyo University of Science. Ms. Connors brings to the Board broad experience in the areas of operations and financial management and business strategy.

Paul Loeb was appointed to the Board in June 2015 in connection with the acquisition of Command Transportation, LLC ("Command"), where he served as majority owner and CEO from 2005 until its 2015 acquisition by Echo. Prior to Command, Mr. Loeb founded American Backhaulers, a third-party logistics provider specializing in backhaul transportation, serving as President and CEO from 1980 until its acquisition by C.H. Robinson in 1999. Mr. Loeb holds a Bachelor of Business Administration degree from the University of Wisconsin. Mr. Loeb brings to the Board extensive knowledge and leadership experience specific to the third party logistics industry.

William M. Farrow III is the co-founder, President and Chief Executive Officer of Urban Partnership Bank, a community development financial institution created in 2010 to help prevent financial devastation in moderate income communities in Chicago, Detroit and Cleveland. In 2013, Mr. Farrow was appointed as a Director of the Federal Reserve Bank of Chicago where he currently serves as the Chair of the Audit Committee and a member of the Systems Operations Committee. Mr. Farrow currently serves on the board of CoBank, the Chicago Board Options Exchange and Northshore University HealthSystem. In 2001, Mr. Farrow joined the Chicago Board of Trade as Executive Vice President, CIO and member of the Office of the President. From 1986 to 2001, Mr. Farrow held multiple senior positions at the First National Bank of Chicago, including Head of Treasury Management Sales. In 1979, Mr. Farrow was a consultant for Arthur Anderson & Company. Mr. Farrow received his Bachelor of Arts degree from Augustana College and his Master in Business Administration degree from Northwestern University's Kellogg Graduate School of Management. Mr. Farrow brings to the Board extensive leadership and management experience as well as experience in financial management strategy.
Required Vote

In order to be elected, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such nominee.
Recommendation of the Board of Directors
        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING DIRECTORS: DOUGLAS R. WAGGONER, SAMUEL K. SKINNER, MATTHEW FERGUSON, DAVID HABIGER, NELDA J. CONNORS AND WILLIAM M. FARROW III.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Ernst & Young LLP has served as the Company's independent registered public accounting firm since March 2006 and has been appointed by the Audit Committee to continue as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board will review the Audit Committee's future selection of an independent registered public accounting firm.
Representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.
Required Vote
The affirmative vote of the holders of a majority of the Company's common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.
Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers

Currently, under Section 14A of the Securities Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company provides a stockholder advisory vote at least every three years to approve the compensation of our named executive officers, as disclosed in our Compensation Discussion and Analysis, related compensation tables, and other related material under the compensation disclosure rules of the Securities and Exchange Commission set forth in this proxy statement.

At our 2014 annual meeting, in a non-binding vote, over 96% of shares cast voted in favor of our executive compensation program and practices disclosed in our 2014 Proxy Statement (our stockholders previously approved a vote on executive compensation once every three years).

This advisory vote will not be binding on or overrule any decisions by our Board, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Our Board has determined that the best way to allow our stockholders to vote on the Company's executive pay programs and policies is through the following resolution:

RESOLVED, that the stockholders approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables, and related material).

Required Vote. Approval of this proposal will require the affirmative vote of a majority of the holders of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE "FOR" ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4: Approval of the Amendment and Restatement of our 2008 Stock Incentive Plan

A proposal will be presented at the annual meeting to approve the amendment and restatement of the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, which we refer to as the 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan was originally adopted by the Board of Directors effective October 1, 2009. On April 18, 2017, our Board approved the amendment and restatement of the 2008 Stock Incentive Plan, subject to stockholder approval. The amendment and restatement of the 2008 Stock Incentive Plan (i) increases the maximum number of shares of common stock that may be issued under the 2008 Stock Incentive Plan by 1,000,000, from 2,400,000 (plus any shares that are subject to grant under our 2005 Stock Option Plan) to 3,400,000 (plus any shares that are or become available for grant under our 2005 Stock Option Plan) (ii) provides for that the aggregate of all Awards that may be granted to a non-employee director in a calendar year not exceed 500,000 shares or share equivalents and total (equity and non-equity) compensation provided to such non-employee director shall not exceed $400,000 in such calendar year and (iii) reiterates the performance goals used in granting performance-based awards under the 2008 Stock Incentive Plan to be approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Approval of the amendment and restatement of our 2008 Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

A summary of the material provisions of the 2008 Stock Incentive Plan, as amended and restated, is set forth below. A copy of the 2008 Stock Incentive Plan, as amended and restated, is set forth in Appendix A. The following general description of certain features of the 2008 Stock Incentive Plan is qualified in its entirety by reference to the provisions of the 2008 Stock Incentive Plan set forth in Appendix A. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the 2008 Stock Incentive Plan.

Description of the 2008 Stock Incentive Plan

Purpose of the 2008 Stock Incentive Plan

The 2008 Stock Incentive Plan was established by the Company to:

•
promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and

•
provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.

The 2008 Stock Incentive Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock awards and forms of incentive compensation to all participants in the 2008 Stock Incentive Plan. Any option granted under the 2008 Stock Incentive Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as a NQSO.

Eligibility and Limits on Awards
Any employee, consultant or director of the Company or an affiliate is eligible to receive awards under the 2008 Stock Incentive Plan. As of December 31, 2016, the Company and its affiliates had approximately 2,350 employees and six non-employee directors. The specific employees, consultants and directors who will be granted awards under the 2008 Stock Incentive Plan and the type and amount of any such awards will be determined by the Compensation Committee of the Board (the "Committee").
The 2008 Stock Incentive Plan limits the maximum amount of awards that may be granted to participants. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the 2008 Stock Incentive Plan is 3,400,000, which includes the 1,000,000 shares added pursuant to this amendment and restatement. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries with respect to ISOs under the 2008 Stock Incentive Plan is 500,000 shares. The maximum number of shares and share equivalent units that may be granted to any one participant during any one calendar year period is 500,000 shares. The maximum number of shares and share equivalent units that may be granted to any one non-employee director during any one calendar year is 500,000 shares, provided that during such calendar year the total (equity and non-equity) compensation to such non-employee directors shall not exceed $400,000.
Administration
The authority to control and manage the operation and administration of the 2008 Stock Incentive Plan is vested in the Committee. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board in its discretion may determine that the 2008 Stock Incentive Plan will be administered by another committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the Nasdaq Marketplace Rules and the "outside director" provisions of Section 162(m) of the Code or any successor regulations or provisions.
The Committee has the authority and discretion to select employees, directors and consultants to participate in the 2008 Stock Incentive Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the 2008 Stock Incentive Plan, construe and interpret the 2008 Stock Incentive Plan and any agreement or instrument entered into under the 2008 Stock Incentive Plan, establish, amend or waive rules and regulations for the 2008 Stock Incentive Plan's administration, amend the terms and conditions of any outstanding award to the extent they are within the discretion of the Committee as provided in the 2008 Stock Incentive Plan, and make all other determinations that may be necessary or advisable for the administration of the 2008 Stock Incentive Plan.
Except to the extent prohibited by applicable securities laws or the 2008 Stock Incentive Plan, the Committee may delegate some or all of its authority under the 2008 Stock Incentive Plan to any person or persons selected by it.
Shares Reserved for Awards & Limitations on Vesting
Subject to our stockholders' approval of this amendment and restatement, the maximum number of shares of our common stock that may be delivered under the 2008 Stock Incentive Plan is 3,400,000 shares. The closing price of the Company's common stock on the Nasdaq Global Market on April 21, 2017 was $20.45 per share.
To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited, canceled, or otherwise terminated, then such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the 2008 Stock Incentive Plan. To the extent any shares of our common stock covered by an award were (i) delivered by attestation to, or withheld by, the Company in connection with the exercise of an option awarded under the 2008 Stock Incentive Plan or in payment of any required income tax withholding for the exercise of an option or the taxable event related to any other award awarded under the 2008 Stock Incentive Plan, (ii) repurchased by the Company on the open market or (iii) not issued due to a net settlement of an award, such shares shall be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the 2008 Stock Incentive Plan.
In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.

All awards granted under the 2008 Stock Incentive Plan must have a minimum vesting period of one year, except if an award agreement or a written employment agreement, provides for accelerated vesting in the case of death, disability, retirement, termination without cause, termination for good reason or any other termination of service, or the occurrence of a change in control, provided that the Committee may only grant awards covering five percent or fewer of the total number of shares authorized under the 2008 Stock Incentive Plan without respect to the aforementioned minimum vesting requirements.
Stock Options
The 2008 Stock Incentive Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee. Any option granted under the 2008 Stock Incentive Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee.
An option shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. In no event, however, shall an option expire later than ten years after the date of its grant. The exercise price of each option shall be established by the Committee; provided, however, that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.
The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise:

•	in cash;

•
by tendering previously acquired shares (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date) duly endorsed for transfer to the Company or shares issuable to the participant upon exercise of the option; or

•	by a combination of the above-mentioned payment methods.
Except in connection with certain recapitalization events or for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company's stockholders, the exercise price for any outstanding option may not be decreased after the date of grant, including via any cancellation or substitution.
No dividends or dividend equivalents shall be paid in connection with the options.
Stock Appreciation Rights
The 2008 Stock Incentive Plan permits the granting of stock appreciation rights ("SARs"). The grant price of a SAR is determined by the Committee, but the grant price for a SAR intended to be exempt from Section 409A of the Code ("Section 409A") shall be equal to or greater than the fair market value of a share of our common stock on the date of grant. The term of a SAR may not exceed ten years. A SAR may be exercised upon the terms and conditions imposed by the Committee. Upon exercise of a SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess of the fair market value of a share of our common stock on the date of exercise over the grant price. Payment of a SAR may be made in cash, shares of our common stock, or a combination of cash and shares, as determined by the Committee.
Except in connection with certain recapitalization events or for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company's stockholders, the grant price for any outstanding SAR may not be decreased after the date of grant, including via any cancellation or substitution.
No dividends or dividend equivalents shall be paid in connection with the SAR.
Restricted Stock and Restricted Stock Units
The 2008 Stock Incentive Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives.
Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. Selected participants may elect (or be required, as to bonuses) to defer a portion of their salary and/or bonus in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the 2008 Stock Incentive Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.
Participants holding shares of restricted stock during the restriction period may exercise full voting rights with respect to those shares. No dividends will be paid under a grant of restricted stock or restricted stock units unless subject to the same vesting conditions as the underlying restricted stock or restricted stock units.
Performance Shares
The 2008 Stock Incentive Plan permits the granting of performance shares. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of performance shares payable in cash, shares or a combination of cash and shares, as applicable. No dividends will be paid under a performance share grant, unless subject to the same vesting conditions as the underlying performance share.
Other Stock Awards
Subject to the terms of the 2008 Stock Incentive Plan, other stock awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Committee determines, provided that no dividends shall be paid unless subject to the same vesting conditions as the underlying other Stock Award.
Performance Measures
The performance measures used for purposes of awards (both those granted on or prior to the date of the Annual Meeting and those granted after the date of such meeting) designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder will be chosen by the Committee from among the following alternatives.

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	net earnings;

•	operating earnings or income;

•	earnings growth;

•	net income (absolute or competitive growth rates comparative);

•	net income applicable to shares of common stock;

•	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment

•	cash flow in excess of cost of capital;

•	earnings per share of common stock;

•	return on stockholders' equity (absolute or peer-group comparative);

•	stock price and/or total shareholder or stockholder return (absolute or peer-group comparative);

•	absolute and/or relative return on common stockholders' equity;

•	absolute and/or relative return on capital;

•	absolute and/or relative return on assets;

•	economic value added (income in excess of cost of capital);

•	customer satisfaction;

•	expense reduction;

•	ratio of operating expenses to operating revenues;

•	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

•	revenue backlog;

•	margins realized on delivered services;

•	employee engagement.
The Committee may specify any reasonable definition of the performance measure(s) it used. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective measures (in all cases, to the extent not inconsistent with Code Section 162(m), if applicable).
The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the performance-based exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events. Additional provisions relating to the setting of the performance goal and certifying achievement of performance against the goal and the amount earned apply to awards made to executive officers that are intended to meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.
We have generally attempted to structure the 2008 Stock Incentive Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code. However, nothing in this proposal or the 2008 Stock Incentive Plan precludes granting awards that are not intended to qualify for tax deductibility under Section 162(m) of the Code.
Transfers
Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the 2008 Stock Incentive Plan are not transferable. However, subject to the conditions of the 2008 Stock Incentive Plan and the applicable award agreement and any such additional conditions as the Committee may impose, a participant may transfer NQSOs as a gift to certain trusts maintained solely for the benefit of the participant's spouse or children or designate the trusts to which the Company may issue NQSOs, but under no circumstances will a participant be permitted to transfer a stock option to a third-party financial institution without prior stockholder approval.
Change in Control
In the event of a change in control, unless otherwise provided in an award agreement or a written employment agreement and unless an award is assumed or substituted (for equivalent value) by the successor or acquiring company, all outstanding awards will fully vest, except for awards subject to performance measures, which will be treated as vesting at the higher of actual results or target (pro-rated based on the time elapsed through the performance period). Additionally, the Committee has limited discretion to provide (i) accelerated vesting in the event of a change in control if a participant is terminated without cause or for good reason in connection with such change in control and (ii) limited single trigger vesting with respect to awards subject to performance measures in the event of a change in control.
The term "change in control" is defined in "--Potential Payments upon Termination or Change in Control."
Federal Income Tax Consequences
Nonqualified Stock Options
Under the current tax rules, NQSOs granted under the 2008 Stock Incentive Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date.

The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.
Incentive Stock Options
Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.
Stock Appreciation Rights
Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant's tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.
Restricted Stock and Restricted Stock Units
The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment, provided the award has previously vested, and the Company will generally have a corresponding deduction when the participant recognizes income.
Performance Shares/Other Stock Awards
Performance shares and other stock awards are generally subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.
Section 409A
To the extent that Section 409A is applicable, we intend to administer the 2008 Stock Incentive Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the 2008 Stock Incentive Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with the terms of the 2008 Stock Incentive Plan. The deferral of an award under the 2008 Stock Incentive Plan or compensation otherwise payable to the participant will be set forth in the terms of the award agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the 2008 Stock Incentive Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the 2008 Stock Incentive Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be in violation of Section 409A or be non-deductible under Code Section 162(m); or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the 2008 Stock Incentive Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.
Withholding
The Company has the right to deduct or withhold, or require the participant to remit to the Company, up to the maximum amount the Company determines is necessary to satisfy federal, state and local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising under the 2008 Stock Incentive Plan. The Company may withhold shares of our common stock to satisfy up to the maximum withholding tax required upon a taxable event arising under the 2008 Stock Incentive Plan, but the participant may elect, subject to the approval of the Committee, to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the shares of our common stock otherwise distributable to the participant.
Tax Advice
The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2008 Stock Incentive Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the 2008 Stock Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
Governing Law and Forum
In general, to the extent not pre-empted by federal law, Illinois law will govern any disputes arising under the 2008 Stock Incentive Plan and such disputes must be heard in a state or local court located in the state of Illinois, Cook county.
Other Information
The 2008 Stock Incentive Plan was originally effective on October 1, 2009. The amendment and restatement of the 2008 Stock Incentive Plan will be effective June 16, 2017, subject to stockholder approval, and, subject to the right of the Committee to amend or terminate the 2008 Stock Incentive Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the 2008 Stock Incentive Plan after the ten-year anniversary of the original effective date of the 2008 Stock Incentive Plan.
The Committee may, at any time, amend, suspend or terminate the 2008 Stock Incentive Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the 2008 Stock Incentive Plan.
As required by law or if so required pursuant to a written policy adopted by the Company, awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding award agreements).
New Plan Benefits and Other Matters
The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the 2008 Stock Incentive Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer, consultant or employee of the Company under the 2008 Stock Incentive Plan if the amendment and restatement of the 2008 Stock Incentive Plan is approved.
On April 21, 2017, the Nasdaq Global Market reported a closing price of $20.45 for our common stock. The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2016.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(1)
Equity Compensation Plans Approved by Security Holders	578,291	$10.99	706,093
Equity Compensation Plans Not Approved by Security Holders(2)	—	—	—
Total	578,291	$10.99	706,093
______________________________________________________________________________
(1)Includes shares remaining available for future issuance under our 2008 Stock Incentive Plan as of December 31, 2016.

(2)
In connection with the Command acquisition, on June 1, 2015, the Company adopted the 2015 Inducement and Retention Stock Plan for Command Employees pursuant to NASDAQ Stock Market Listing Rule 5635(c)(4), which provides an exception to the NASDAQ shareholder approval requirements for the issuance of securities with regard to grants to prospective employees of the Company, including without limitation grants to prospective employees in connection with a merger or other acquisition (the "Inducement Plan"). As of December 31, 2016, there were no securities available for future issuance under the Inducement Plan.

Summary of Outstanding Performance Awards (2013 - 2016)

Performance-Based Awards (Shares)
# of Shares
Non-vested at December 31, 2013	32,614
Granted	43,437
Vested (or Earned)	—
Forfeited	(3,790)
Non-vested at December 31, 2014	72,261
Granted	145,079
Vested (or Earned)	(17,375)
Forfeited	(28,824)
Non-vested at December 31, 2015	171,141
Granted	103,902
Vested (or Earned)	(37,547)
Forfeited	(35,204)
Non-vested at December 31, 2016	202,292

RESOLVED, that the stockholders approve the amendment and restatement of the 2008 Stock Incentive Plan.

Required Vote. Approval of this proposal will require the affirmative vote of a majority of the holders of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote, but are not voted.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2008 STOCK INCENTIVE PLAN.

Proposal 5: Advisory Approval of Frequency of Stockholder Advisory Approval of the Compensation of Our Named Executive Officers

Under Section 14A of the Securities Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is providing a stockholder advisory vote to determine whether the stockholder advisory vote to approve the Company's executive compensation (similar to the approval requested in Proposal 3) will occur every one, two or three years. Stockholders may also abstain from voting.

The Board believes that an annual advisory vote on the compensation of our named executive officers is the appropriate frequency for the Company and our stockholders. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions and disclosures are made annually. Holding an annual advisory vote on our executive compensation provides our stockholders the ability to provide clear and consistent communication to us regarding our executive pay programs. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

This advisory vote will not be binding on or overrule any decisions by our Board, will not create or imply any additional fiduciary duty on part of the Board, and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. This vote is not to approve or disapprove our Board recommendation. However, our Board will take into account the outcome of the vote when considering the frequency of stockholder approval of the Company's executive compensation.

RESOLVED, that the stockholders approve a vote for the stockholder advisory approval of the compensation of the Company's named executive officers to occur every "1 year."

Required Vote. The choice among the four choices offered (every one, two, or three years, or abstain) which receives the highest number of votes will be deemed the choice of the stockholders.

Recommendation by the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE STOCKHOLDER ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS TO OCCUR EVERY "1 YEAR."

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure
Our Board is led by our Chairman and CEO, Douglas R. Waggoner. In accordance with Company policy, the Board of Directors sets high standards for the Company's employees, officers and directors. It is the duty of the Board and its leadership to serve as a prudent fiduciary for stockholders and to oversee the management of the Company's business. We believe that having Mr. Waggoner serve as Chairman and CEO is the most appropriate structure for the Company, as Mr. Waggoner can unify his responsibility for setting the strategic direction of the Company with his role of providing guidance to the leadership team as Chairman of the Board. Our current Lead Independent Director, Bradley A. Keywell, serves as a liaison between senior management and the Company's independent directors, and presides at executive sessions of the Board. Following the expiration of Mr. Keywell's term at the Annual Meeting, Samuel K. Skinner will serve as the Lead Independent Director. The role of Lead Independent Director was created in June 2015 to further enhance the Board's independence and corporate governance. This structure strengthens the alignment between the Board and the day-to-day operations of the Company, and we believe that this is the most appropriate structure for the Company at this time.

Board of Directors' Role in Risk Oversight
Our Board, through its three standing committees, has an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company. The current trends toward increased regulation and litigation, as well as macro-economic challenges, among other things, make it extremely difficult to predict the type and magnitude of risks facing the Company. In spite of this unpredictability, the Board relies on the representations of management, the external audit of the financial information, the Company's systems of internal controls, the Company's insurance advisors and the historically conservative practices of the Company to provide comfort on the Company's ability to manage its risks. Management's discussion of current risk factors is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Meetings and Committees of the Board of Directors
During 2016, the Board held five meetings, not including the Annual Shareholder Meeting. During 2016, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board.
Audit Committee.   The Audit Committee currently consists of Messrs. Habiger, Skinner and Ferguson and Ms. Connors. Mr. Habiger serves as the chairman of our Audit Committee and will continue to serve as chairman if re-elected to the Board. The Audit Committee is composed entirely of independent non-employee directors and is responsible for, among other things, reviewing and recommending to the Board internal accounting and financial controls and accounting principles and internal auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee is responsible for the appointment, compensation, and oversight of the external auditor. Messrs. Habiger, Skinner and Ferguson are "audit committee financial experts" as defined in SEC rules. During 2016, the Audit Committee held five meetings.
Compensation Committee. The Compensation Committee currently consists of Messrs. Ferguson, Keywell, Skinner and Habiger. Mr. Ferguson serves as chairman of our Compensation Committee and will continue to serve as chairman if re-elected to the Board. The Compensation Committee is composed of independent non-employee directors and is responsible for, among other things, the following items:

•
Reviewing our executive compensation and personnel policies, programs and plans, including management development and succession plans, and to approve and administer employee compensation and benefit programs;

•	Reviewing and approving our executive compensation philosophy and compensation for our Chief Executive Officer and our other executive officers

•	Review, evaluate and recommend to the Board the compensation of our directors;

•	Review, approve and recommend to the Board any new incentive compensation plans or amendments to existing plans;

•	Review, discuss and recommend to the Board the compensation discussion and analysis section that is included in this proxy statement;

•
Oversee and monitor our executive compensation policies, plans and programs for our senior management team to ensure that they are consistent with our compensation philosophy and objectives, as well as the long-term interests of the Company's stockholders; and

•	Administer our 2008 Stock Incentive Plan
The Compensation Committee continued to engage Aon Hewitt, its independent compensation consultant, in 2016 to review and make recommendations regarding our executive and director compensation program. See "EXECUTIVE AND DIRECTOR COMPENSATION—Compensation Discussion and Analysis" for a discussion of the Company's processes and procedures for considering and determining executive and director compensation. In accordance with the requirements of Regulation S-K, the Company has determined that no conflict of interest has arisen with respect to the work of Aon Hewitt as compensation consultant to the Compensation Committee. During 2016, the Compensation Committee held one meeting.
Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Skinner and Keywell and Ms. Connors. Mr. Skinner serves as the chairman of our Nominating and Corporate Governance Committee and will continue to serve as chairman if re-elected to the Board. The Nominating and Corporate Governance Committee is composed entirely of independent non-employee directors and is responsible for, among other things, assisting the Board with its responsibilities regarding:

•	the identification of individuals qualified to become directors;

•	the selection of the director nominees for the next annual meeting of stockholders; and

•	the selection of director candidates to fill any vacancies on the Board.

In evaluating and determining whether to nominate a candidate for a position on the Company's Board, the Nominating and Corporate Governance Committee will consider the candidate's professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee utilizes a variety of methods. The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company's businesses. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation. During 2016, the Nominating and Corporate Governance Committee held one meeting.
The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate's name and qualifications for Board membership and should be addressed to Kyle L. Sauers, Corporate Secretary, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.
For purposes of potential nominees to be considered at the 2018 annual stockholders' meeting, the Corporate Secretary must receive this information no earlier than February 16, 2018 and no later than the close of business on March 18, 2018, in accordance with the procedures in the Company's by-laws. The notice must set forth the candidate's name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder's name, address and the number of shares beneficially owned (and the period they have been held).
The Company did not pay a third party any fees to identify, evaluate or assist in identifying potential nominees for director in 2016.
Governance Documents
All of the Company's current committee charters are available at www.echo.com on the "Investor" page under the link "Corporate Governance." Included in this section is the Code of Ethics that applies to all directors, officers (including the chief executive officer, chief financial officer, and chief operating officer) and employees of the Company. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

Messrs. Ferguson, Keywell, Skinner and Habiger served on our Compensation Committee during 2016. None of the members of our Compensation Committee has in the past served as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Kyle L. Sauers, Corporate Secretary, at 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees, or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting
Directors are encouraged, but not required, to attend our annual stockholders' meeting. Two of our directors attended the 2016 annual meeting.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2017 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the "EXECUTIVE AND DIRECTOR COMPENSATION—Executive Compensation—Summary Compensation Table" section of this proxy statement; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.

	Shares of Common Stock Beneficially Owned(1)
Name and Address	Number of Shares	Number of Options	Total	Approximate Percent of Class(1)
5% or Greater Stockholders (not including 5% or greater stockholders who are directors, director nominees or executive officers)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,267,417	—	3,267,417	11.2%
Wasatch Advisors, Inc.(3) 505 Wakara Way Salt Lake City, UT 84108	2,566,575	—	2,566,575	8.8%
Directors, Director Nominees and Named Executive Officers
Samuel K. Skinner	144,346	8,389	152,735	*
Douglas R. Waggoner	287,853	250,000	537,853	1.8%
David B. Menzel	151,220	197,500	348,720	1.2%
Bradley A. Keywell(4)	602,635	37,500	640,135	2.2%
Matthew Ferguson	19,983	8,389	28,372	*
David Habiger	17,332	—	17,332	*
Nelda J. Connors	17,323	—	17,323	*
Kyle L. Sauers	89,961	25,000	114,961	*
Paul Loeb(5)	512,164	—	512,164	1.8%
William M. Farrow III	—	—	—	—%
Directors, Director Nominees and Executive Officers as a group (9 persons)	1,842,817	526,778	2,369,595	8.1%
______________________________________________________________________________

*	= less than 1%.

(1)
“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2017 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 21, 2017, and the percentages are based upon 29,123,633 shares of our common stock outstanding as of April 21, 2017. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.
(2) Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 12, 2017.

(3)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2017.

(4)
Includes vested options to purchase 37,500 shares of our common stock held by Holden Ventures, LLC, an entity controlled by Bradley A. Keywell. Includes 535,001 shares held by Frog Ventures, LLC. Frog Ventures is owned by the Keywell Family Trust (20%) and Kimberly Keywell (80%), the wife of Mr. Keywell. Also includes 45,000 shares of our common stock held by the Keywell Family Trust. Mr. Keywell is not standing for re-election at the Annual Meeting.

(5)	Includes 512,164 shares of our common stock held by the Jodi Sue Loeb Family Trust. Mr. Loeb is not standing for re-election at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.
Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business, we may from time to time enter into transactions with our directors, officers and 5% or greater stockholders. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the Securities and Exchange Commission. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation.

As previously disclosed, the Company completed the acquisition of Command Transportation on June 1, 2015. Total consideration transferred for the purchase was $407.7 million, consisting of cash, common stock and contingent consideration. Paul Loeb, the former owner of Command who joined the Echo Board of Directors in June 2015, beneficially owned 89.4% of Command and received his proportionate share of the consideration in connection with the Command acquisition.

From the closing of the Command acquisition on June 1, 2015 through December 20, 2016, the Company leased the Command office building headquarters in Skokie, Illinois, with an original lease end date of December 31, 2018, from a company owned by Paul Loeb. This lease was terminated in the fourth quarter of 2016 and the Company paid $994,569 to Paul Loeb, to settle the termination of the lease. The lease required monthly rental payments of $54,638 through its termination date. The Company was obligated to pay real estate taxes, insurance and all building maintenance costs in addition to the minimum rental payments for the facility related to this lease. The total rental expense related to this lease included in the Company's consolidated statements of operations on its Form 10-K for the years ended December 31, 2016 and 2015 was $1,347,277 and $382,466, respectively. All amounts due under the lease were paid as of December 20, 2016, and thus there was no liability due to the related party at December 31, 2016. Mr. Loeb is not standing for re-election at the Annual Meeting.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers
The following table sets forth certain information concerning each of our executive officers, all of whom also served as our named executive officers in 2016 (our "named executive officers"):

Name	Age	Position(s)
Douglas R. Waggoner	58	Chief Executive Officer and Chairman of the Board
David B. Menzel	55	President and Chief Operating Officer
Kyle L. Sauers	46	Chief Financial Officer
Douglas R. Waggoner. See "PROPOSALS TO BE VOTED ON—Proposal 1: Election of Directors" for Mr. Waggoner's biographical information.
David B. Menzel has served as our President since July 2014 and as our Chief Operating Officer since October 2013 and will continue to serve in such capacities until December 31, 2019, unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. From April 2008 to September 2013, Mr. Menzel served as our Chief Financial Officer. From May 2005 to March 2008, Mr. Menzel was the Chief Financial and Operating Officer of G2 SwitchWorks Corp., a travel technology company. From 2003 to 2005, Mr. Menzel served as a managing director of Parson Consulting, a management consulting firm. Mr. Menzel served as the Chief Executive Officer of YesMail, Inc. from 2000 to 2003, and as the Senior Vice President and Chief Financial Officer from 1999 to 2000. Mr. Menzel was also the Chief Financial Officer of Campbell Software from 1994 to 1999, and worked in the Audit and Business Advisory Practice of Arthur Andersen LLP from 1985 to 1994. Mr. Menzel holds a Bachelor of Accounting and a Master of Accountancy from Florida State University.
Kyle L. Sauers has served as our Chief Financial Officer since October 2013 and will continue to serve in such capacity until December 31, 2019 unless such term is otherwise terminated or renewed, pursuant to the terms of his employment agreement. Mr. Sauers joined the company in 2011 as our Senior Vice President of Finance and Controller. Prior to Echo, Mr. Sauers was the General Manager of Varian Medical Systems’ Security & Inspection Products Division, a result of Varian’s acquisition of Bio-Imaging Research (“BIR”) where he had served on the board of directors and as Chief Financial Officer since 2005. BIR was a leading supplier of cargo screening systems and software. Prior to BIR, Mr. Sauers spent eight years at Sphere Communications, a leading VoIP software technology company, most recently as Chief Financial Officer. Before Sphere, Mr. Sauers served in various financial management positions at APAC Customer Services, a provider of outsourced customer care and acquisition services. Mr. Sauers began his career as part of the Audit and Business Advisory Practice at Arthur Andersen LLP, where he served entrepreneurial and middle market companies. Mr. Sauers graduated from the University of Illinois with a B.S. in Accounting and is a Certified Public Accountant.

Compensation Discussion and Analysis
Overview
This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers. This compensation discussion focuses on the information contained in the following tables and related footnotes for primarily 2016.
The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives generally in the form of restricted stock and performance shares, other benefits and perquisites and post-termination severance. Our other benefits and perquisites consist of health insurance benefits and a qualified 401(k) savings plan and include reimbursement for certain medical insurance and other payments. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.
In 2016, the Company reached several financial milestones. Net revenue for the year ended December 31, 2016 and 2015 was $318.6 million and $290.3 million, respectively, representing a 9.8% increase. For the year ended December 31, 2016, adjusted Earnings Before Interest, Depreciation and Amortization ("EBITDA") (collectively, adjusted "EBITDA") was $72.2 million, representing a 2.9% increase over the 2015 adjusted EBITDA. In arriving at the 2016 adjusted EBITDA used to compute a component of the non-equity incentive pay of our named executive officers, the Compensation Committee removed certain items it did not deem as routine operating costs from EBITDA. These included changes in contingent consideration, acquisition-related transaction costs, stock compensation expense and integration costs. As a result of the 2016 financial performance of the Company, our named executive officers, Douglas R. Waggoner, Kyle L. Sauers and David B. Menzel earned non-equity incentive plan compensation of $194,750, $109,570 and $140,766, respectively. For further discussion, see "-Annual Cash Incentives" below.
Advisory Vote on Executive Compensation
At our 2011 annual meeting, in a non-binding vote, a majority of our stockholders indicated a desire to vote on executive compensation once every three years. In accordance with the voting results, we have provided our stockholders with an opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years until the next required advisory vote on the frequency of future advisory votes on executive compensation, which will occur at the Annual Meeting. Further, in light of the stockholder approval of our executive compensation (by over 96% of shares represented at the 2014 annual meeting), the Compensation Committee did not make changes to our program based on the results of the stockholder advisory vote but will continue to monitor and consider the results of future votes. Our next stockholder advisory vote on executive compensation will be held at the Annual Meeting.
We encourage stockholders to review this Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures which outline the objectives of and the philosophy behind our compensation program.
Compensation Program Objectives and Philosophy
In General. The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated named executive officers,

•	provide our named executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

•	provide our named executive officers with long-term incentives so we can retain them and provide stability during periods of rapid growth.
Generally, the compensation of our named executive officers is composed of base salary, annual cash incentives and equity awards in the form of restricted stock awards and performance shares. In setting base salaries, the Compensation Committee generally reviewed the individual contributions of the particular executive. For 2016, annual incentive compensation is primarily based on financial performance (net revenue and adjusted EBITDA), as well as individual performance, both as evaluated by the Compensation Committee. For 2016, the net revenue target was $354.4 million and the adjusted EBITDA target was $86.6 million. Actual net revenue was $318.6 million and adjusted EBITDA was $72.2 million. For 2017, annual incentive compensation for our named executive officers will continue to be primarily determined by our financial performance (net revenue and adjusted EBITDA) and individual objectives will also be considered. In addition, for 2016 and 2017, restricted stock and performance shares are granted to provide our named executive officers the opportunity for long-term compensation based upon the performance of our common stock and our relative total shareholder return over time.
Competitive Market. We define our competitive market for executive talent and investment capital to be the transportation and technology services industries.  In 2015, the Compensation Committee engaged Aon Hewitt, a nationally recognized and reputable executive compensation consulting firm, to benchmark the total cash and total direct compensation elements of our compensation program against our peer group of companies and present the results to the Compensation Committee in preparation for executive compensation decisions. The report included the compensation elements of salary, incentive compensation, and equity compensation, both separately and combined. The report considered general industry trends and proxy data from asset and non-asset based transportation and logistics companies. The report utilized the following peer group in its analysis:

•	ArcBest Corporation (ARCB)

•	C.H. Robinson Worldwide, Inc. (CHRW)

•	CSG Systems International, Inc. (CSGS)

•	Fair Isaac Corporation (FICO)

•	Forward Air Corporation (FWRD)

•	Hub Group, Inc. (HUBG)

•	J.B. Hunt Transportation Services (JBHT)

•	Landstar System, Inc. (LSTR)

•	Manhattan Associates, Inc. (MANH)

•	Microstrategy, Inc. (MSTR)

•	NetSuite, Inc. (N)

•	Old Dominion Freight Line, Inc. (ODFL)

•	Pegasystems, Inc. (PEGA)

•	Roadrunner Transportation Systems, Inc. (RRTS)

•	Ryder System, Inc. (R)

•	The Ultimate Software Group, Inc. (ULTI)

•	UTi Worldwide, Inc. (UTIW)*

•	Verint Systems, Inc. (VRNT)

•	XPO Logistics (XPO)

*	UTi Worldwide, Inc. was acquired in 2016, but it remains in this list because the benchmarking report was prepared prior to this acquisition.

Aon Hewitt provided the report data and explained the data and reports to the Compensation Committee. The data was used to determine the market reference points of total compensation for our Chief Executive Officer, Chief Financial Officer, and our Chief Operating Officer, for consideration when determining their total cash and total direct compensation. No specific percentile of the market data was targeted when making this determination. This report was used in making 2016 compensation decisions.
Compensation Process. For each of our named executive officers, the Compensation Committee will review and approve all elements of compensation, taking into consideration recommendations from our Chief Executive Officer (for compensation other than his own).

Elements of Compensation Program
The principal elements of our executive compensation program are base salary, long-term equity incentives generally in the form of restricted stock and performance shares (calculated at fair value in the charts below), annual performance-based cash incentives (calculated as the amount earned in the charts below), and other benefits and perquisites. Below is a percentage breakdown by element of compensation for named executive officers followed by a detailed discussion of each element:

2016 CEO Compensation
1.1%
5.3%
20.6%
73.0%
Base Salary 20.6%
Stock Awards 73.0% (1)
Non-Equity Incentive Plan Compensation 5.3%
All Other 1.1%

2016 CFO Compensation
1.5%
7.6%
29.6%
61.3%
Base Salary 29.6%
Stock Awards 61.3% (1)
Non-Equity Incentive Plan Compensation 7.6%
All Other 1.5%

2016 President & COO Compensation
1.4%
7.0%
27.2%
64.4%
Base Salary 27.2%
Stock Awards 64.4% (1)
Non-Equity Incentive Plan Compensation 7.0%
All Other 1.4%

(1)	Consists of a combination of restricted stock awards and performance shares, with each component representing 50% of the total number of shares granted to each executive.

Base Salaries
In General.    We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. The Compensation Committee reviews base salaries annually and adjusts base salaries in accordance with its compensation philosophy. In 2016, the Compensation Committee set our named executive officers' base salaries at compensation benchmarks presented in the aforementioned peer group study. No specific percentile of the market data from the study was targeted when making compensation decisions.  In determining base salaries of our named executive officers, the Compensation Committee considers the results of this study as well as the performance of each executive, the nature of his or her responsibilities and the Company’s general compensation practices. Except as noted, the table below shows our named executive officers’ base salary (and related increases) since 2015:

Name and Principal Position	2015 ($)	2016 ($)	Percent Increase(1)	2017 ($)	Percent Increase(1)
Douglas R. Waggoner Chief Executive Officer	700,000	760,000	9%	798,000	5%
Kyle L. Sauers Chief Financial Officer	395,000	425,000	8%	451,000	6%
David B. Menzel President & Chief Operating Officer	525,000	546,000	4%	562,000	3%
______________________________________________________________________________

(1) Increases in compensation from 2015 to 2016 and 2016 to 2017 were driven by market factors and increased responsibilities due to the growth of the Company along with a comparison to the applicable peer group.
Annual Cash Incentives
Determination of Awards.    We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. In 2016, the targeted annual cash incentive awards were 100% of base salary for Mr. Waggoner and 75% of base salary for Mr. Sauers and Mr. Menzel. The Compensation Committee set these targets based on the annual incentive compensation benchmarking results presented in the aforementioned peer group study, as well as performance expectations. The bonuses were to be earned based on a combination of an individual performance component and the adjusted EBITDA and Net Revenue ("Company Performance") component, with the individual performance portion representing the following percentages of the total bonus opportunities: Mr. Waggoner at 15%, Messrs. Sauers and Menzel at 25%. The maximum percentage that may be earned with respect to the individual component is 250% of target and the maximum percentage that may be earned with respect to the Company performance component is 250% of target. Actual performance achieved in 2016 by Messrs. Waggoner, Sauers and Menzel was 100% of target for each named executive officer’s individual component and 12.5% of target for the Company Performance component. As a result, the non-equity plan incentive compensation for 2016 ranged between 25% to 35% of the target bonus opportunities, resulting in the payment amounts disclosed in the table below.
Business Judgment Adjustments.    The Compensation Committee may make reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effects of external, unusual or significant strategic events, such as natural disasters, litigation, regulatory changes in accounting or taxation standards, restructurings, acquisitions or divestitures.
Performance Goals. Consistent with our performance-based approach, and given the broader responsibilities of our named executive officers, the annual incentive compensation for our named executive officers is partially based on the Company’s net revenue (50% of Company performance component) and partially based on overall Company adjusted EBITDA (50% of Company performance component).  For 2016, the Company achieved $60.8 million in preliminary adjusted EBITDA (as reported on our Form 8-K, which was furnished to the Securities and Exchange Commission on February 8, 2017). This preliminary adjusted EBITDA figure was further adjusted for the impact of $11.4 million of 2016 integration costs. As a result, for 2016, the Company achieved adjusted EBITDA of $72.2 million, compared to a target of $86.6 million. The Company achieved net revenue of $318.6 million, compared to a target of $354.4 million. This net revenue met 90% of the net revenue target, and was paid out at 12.5% of target payout. In addition, each of the named executive officers achieved 100% of their individual performance objectives. This assessment of individual performance for the named executive officers was based on the Compensation Committee’s determination that each executive made significant contributions to the performance and growth of the Company in 2016.
The table below shows the non-equity incentive plan compensation earned by our named executive officers in 2016:

Name	Company Performance (12.5% of target) ($)	Individual Performance (100% of target) ($)	Actual Aggregate Non-Equity Incentive Plan Comp ($)
Douglas R. Waggoner	80,750	114,000	194,750
Kyle L. Sauers	29,882	79,688	109,570
David B. Menzel	38,391	102,375	140,766

Long-term Equity Incentives
In General.    We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. We believe that one of the best ways to align the interests of stockholders and executives is by providing those individuals who have substantial responsibility over the management, performance and growth of the Company with an opportunity to have a meaningful ownership position in the Company. We maintain our 2008 Stock Incentive Plan pursuant to which we may grant equity and other incentive awards to our executive officers and other employees. We believe that management having strong economic incentives will inspire management to act in the best interest of the Company and its stockholders.
Equity Awards.    Currently, the Company issues restricted stock to named executive officers and other key employees. We believe the restricted stock grants are an effective tool for creating long-term ownership and aligning our employees' interests with those of our stockholders, which includes the retention of our key employees. All outstanding restricted shares awards vest ratably over a four year period.
Beginning in 2013, we began to issue a combination of restricted stock awards and performance shares to our named executive officers on an annual basis, with each component representing 50% of the total number of shares granted to each executive. The stock awards were issued as a percentage of base salary set by the Compensation Committee based on long-term incentive compensation benchmarks presented in the aforementioned peer group study as well as executive tenure, experience and performance expectations.
Beginning in 2014, we issued performance share awards, which are earned based on our relative total stockholder return against a peer group over one, two and three year periods. This peer group consists of similar companies in the transportation and freight brokerage industry. The amount of performance shares earned can range from 50% of target amount for achieving the threshold performance goal to 200% for achieving the maximum performance goal for the 2015 and 2016 awards. The 2015 and 2016 performance shares are scheduled to vest, depending on performance, 20% on the first anniversary of the grant date based on one year total shareholder return, 30% on the second anniversary of the grant date based on two year total shareholder return and 50% on the third anniversary of the grant date based on three year total shareholder return. The Company uses relative total stockholder return as the metric for measuring performance shares and set the maximum at 200% of the target amount based on the Compensation Committee deeming these measurements to be more aligned with the interests of the stockholders. No performance shares will be earned if the threshold goal is not achieved. Earned performance shares are convertible into shares of the Company’s common stock on a 1-for-1 basis after the end of the performance period.
Grants of all restricted stock awards and performance (at target) share awards to our named executive officers in 2015 and 2016 are summarized in the following table:

	Number of Shares
Name	2015 (Performance Shares)	2015 (Restricted Stock)	2016 (Performance Shares)	2016 (Restricted Stock)
Douglas R. Waggoner	32,747	32,747	44,900	44,900
Kyle L. Sauers	11,087	11,087	14,647	14,647
David B. Menzel	17,192	17,192	21,505	21,505

On February 13, 2015, Messrs. Waggoner, Sauers and Menzel received restricted stock grants of 32,747, 11,087 and 17,192, respectively. The fair market value on the date of grant of each share of restricted stock was $26.72. On February 13, 2015, Messrs. Waggoner, Sauers and Menzel also received awards with respect to a target number of performance shares of 32,747, 11,087, and 17,192, respectively.
On February 26, 2016, Messrs. Waggoner, Sauers and Menzel received restricted stock grants of 44,900, 14,647 and 21,505 shares, respectively. The fair market value on the date of grant of each share of restricted stock was $25.39. On February 26, 2016, Messrs. Waggoner, Sauers and Menzel also received awards with respect to a target number of performance shares of 44,900, 14,647 and 21,505, respectively. The restricted stock and performance share grants increased from 2015 to 2016 based on the continued growth of the company and the corresponding increases in responsibilities of the named executive officers.
Pursuant to the performance share award agreements, upon a termination of service during the performance period due to retirement after age 65, death, or disability, the executive will vest in a pro-rata portion of the awarded 2015 and 2016 performance shares based on actual Company performance during the relevant performance period. Upon a termination of service by the Company without cause during the twelve month period following a change in control, the executive will vest in a pro-rata portion of the awarded performance shares assuming a target level of Company performance during the relevant performance period. Upon any other termination of service, unvested performance shares are forfeited. We find these provisions to align with those of the peer group and support the overall objectives of our compensation program.

The vesting of certain of our named executive officers' restricted stock and performance share awards is accelerated pursuant to the terms of their employment agreements in certain termination and/or change in control events, which we find to be consistent with standard market terms among the peer group. These terms are more fully described in "—Employment Agreements" and "—Potential Payments upon Termination or Change in Control."
Stock Ownership Requirements. In order to ensure alignment with our stockholders, the Compensation Committee has established stock ownership requirements for our officers. These requirements became effective February 3, 2010. The Compensation Committee believes that linking a significant portion of the executive officer’s personal holdings to the Company’s success, as reflected in the stock price, provides officers with a stake similar to that of our stockholders. Therefore, executive officers are expected to acquire and hold a significant amount of the Company's stock. The Compensation Committee has established stock ownership requirements based on all shares of Company stock owned by an executive officer, including vested stock options, vested restricted stock and stock beneficially owned by the officer, including owned in a trust, by a spouse, or dependent children for our executive officers as follows:

•	Chief Executive Officer: four times base salary

•	Other executive officers: three times base salary
All executive officers have three years to meet their ownership requirements from the effective date, February 3, 2010. New officers are expected to meet their ownership requirement within three years of being named an executive officer. As of December 31, 2016, all named executive officers met their ownership requirement.
Executive Benefits and Perquisites
In General.    We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We match employee contributions up to 25% on the first 6% of an employee's salary deferred under our 401(k) plan. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. We also provide a modest amount (less than 3% of total compensation) of personal benefits and perquisites that we believe are highly valued and support our retention objectives. We do not maintain any non-qualified deferred compensation plans. For more information, see “Summary Compensation Table.”
Change in Control and Severance Benefits
In General.    We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to provide reassurance during a period leading up to and following a Change in Control should one occur. Our severance and change in control provisions for the named executive officers are summarized in "— Employment Agreements" and "— Potential Payments upon Termination or Change in Control." We intend to periodically review the level of the benefits in these agreements. We believe our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Waggoner and Mr. Menzel, and one year, unless a Change of Control occurs, in which Mr. Sauers also gets two years, for Mr. Sauers (each at a rate equal to their then current base salary and the greater of target annual performance bonus in the year terminated and the average of the three most recent annual performance bonus payments) and there are no "single trigger" benefits upon a change in control other than the accelerated vesting of certain of the named executive officers' equity awards. Each named executive officer is allotted 50% of all outstanding unvested equity awards due to a "single trigger" event. Each named executive officer is allotted 100% of all outstanding unvested equity awards due to a "double trigger" event. No gross-up payment will be made to cover any excise and related income tax liability arising under Section 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment agreements with any of our named executive officers. We find these benefits align with those of the peer group and appropriately compensate our named executive officers upon termination or change in control.
Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code generally imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next three most highly compensated executive officers other than our chief financial officer, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements.
In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. However, these factors alone are not dispositive, and we also consider the cash and non-

cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives. Certain awards under the 2008 Stock Incentive Plan and the Annual Incentive Plan, may be designed to satisfy the requirements of performance-based compensation under Section 162(m). However, the Company retains the discretion to grant awards or any other compensation that is not designed to qualify as performance-based compensation. We will continue to assess the impact of Section 162(m) on our compensation practices and determine whether to design our equity and cash awards to qualify as performance-based compensation.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows information concerning 2016, 2015 and 2014 compensation for our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Douglas R. Waggoner	2016	760,000	—	2,696,559	194,750	39,851	3,691,160
Chief Executive Officer	2015	700,000	200,000	1,950,542	815,411	38,999	3,704,952
	2014	650,000	—	768,136	1,182,188	41,303	2,641,627
Kyle L. Sauers	2016	425,000	—	879,655	109,570	20,686	1,434,911
Chief Financial Officer	2015	395,000	115,000	660,386	339,347	20,034	1,529,767
	2014	325,000	—	288,043	463,125	21,456	1,097,624
David B. Menzel	2016	546,000	—	1,291,526	140,766	27,686	2,005,978
President & Chief Operating Officer	2015	525,000	155,000	1,024,024	451,031	27,034	2,182,089
	2014	500,000	—	443,175	712,500	27,542	1,683,217
________________________________

(1) The salary amounts reflect the actual base salary payments made to the Named Executive Officers.
(2) Value of restricted stock awards is based on the closing value of the Company’s stock on the date of grant pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”).  For 2016, a combination of restricted stock awards and performance-based restricted shares with a market condition were issued with each representing 50% of the total number of shares granted. A grant-date fair value assessment was performed based on the probable outcome of the relative total shareholder return market condition of the performance shares at grant date pursuant to ASC Topic 718. For 2016, the breakdown of the fair value of the performance-based restricted shares is as follows: (i) Mr. Waggoner, performance-based restricted shares of 44,900 with a grant date fair value of $1,556,548; (ii) for Mr. Sauers, performance-based restricted shares of 14,647 with a grant date fair value of $507,768; and (iii) for Mr. Menzel, performance-based restricted shares of 21,505 with a grant date fair value of $745,514.  The maximum award that can be earned at the end of the performance period if maximum performance is achieved, based on the grant date fair value of the Company’s common stock, is as follows: Mr. Waggoner - $3,113,097; Mr. Sauers - $1,015,535 and Mr. Menzel - $1,491,028.
(3) For 2016, All Other Compensation includes, (i) for Mr. Waggoner, medical, dental and vision premium reimbursement of $8,686 and a combined life insurance and car allowance of $31,165; (ii) for Mr. Sauers, medical, dental and vision premium reimbursement of $8,686 and a car allowance of $12,000; and (iii) for Mr. Menzel, medical, dental and vision premium reimbursement of $8,686 and a car allowance of $19,000.

2016 GRANTS OF PLAN-BASED AWARDS
The following table summarizes our awards made to our named executive officers under any plan during the fiscal year ended December 31, 2016:

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards ($)(1)		Estimated future payouts under equity incentive plan awards (#)(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Target	Maximum	Threshold	Target	Maximum
Douglas R. Waggoner	2/26/2016			22,450	44,900	89,800		1,556,548
	2/26/2016						44,900	1,140,011
		760,000	1,900,000
Kyle L. Sauers	2/26/2016			7,324	14,647	29,294		507,768
	2/26/2016						14,647	371,887
		318,750	796,875
David B. Menzel	2/26/2016			10,753	21,505	43,010		745,514
	2/26/2016						21,505	546,012
		409,500	1,023,750
____________________________________

(1)
The non-equity incentive awards made during 2016 were based on our net revenue, and overall adjusted EBITDA. Because the components of the award pay out percentages over certain ranges of performance, the awards do not have a specific payout based on a threshold. As a result, we have omitted the threshold column. For a more detailed description of this plan, see "—Compensation Program Objectives and Philosophy."

(2)
The amounts listed reflect restricted stock awarded with performance-based restrictions. The performance shares awards are earned based on our relative total stockholder return against a peer group over one, two and three year periods. Information related to the performance-based restrictions associated with these shares is contained in Compensation Discussion and Analysis. For 2016, includes, for Mr. Waggoner, performance-based restricted shares of 44,900 with grant date fair value of $1,556,548; for Mr. Sauers, performance-based restricted shares of 14,647 with grant date fair value of $507,768; for Mr. Menzel, performance-based restricted shares of 21,505 with grant date fair value of $745,514.The current assumed probable outcome is that all of the awards granted in 2016 will not be earned.

(3)	The amounts listed reflect restricted stock granted under the 2008 Stock Incentive Plan. For more information on the terms of these awards, see "— Long-term Equity Incentives — Equity Awards."

(4)
Grant date fair value of each equity award determined pursuant to ASC Topic 718. The value of the restricted stock was calculated using the closing price on the day of issuance of $25.39 for shares granted on February 26, 2016 and the performance share awards were calculated based on the probable outcome of the performance conditions as determined on the grant date. For additional information, see Note 14 to our Consolidated Financial Statements as reported on the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END
The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Awards of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Douglas R. Waggoner(1)	5,000	—	8.10	9/28/2017
	45,000	—	6.94	6/24/2019
	200,000	—	11.31	2/26/2020
					82,585	2,068,754
							89,765	2,248,603
Kyle L. Sauers(2)	25,000	—	11.78	1/10/2021
					39,318	984,916
							30,517	764,441
David B. Menzel(3)	47,500	—	11.72	4/7/2018
	100,000	—	11.31	2/26/2020
	50,000	—	12.08	1/11/2021
					47,919	1,200,371
							46,029	1,153,016
________________________________

(1)
Mr Waggoner's 82,585 shares of restricted stock were issued on March 26, 2013, March 25, 2014, February 13, 2015 and February 26, 2016. Of Mr. Waggoner's shares, 3,790 vest on March 26, 2017; 9,334 vest in two equal installments on March 25 of each of 2017 and 2018; 24,561 vest in three equal installments on February 13 of each of 2017, 2018 and 2019; and 44,900 vest in four equal installments on February 26 of each of 2017, 2018, 2019 and 2020.

(2)
Mr. Sauers 39,318 shares of restricted stock were issued on March 26, 2013, October 7, 2013, March 25, 2014, February 13, 2015 and February 26, 2016. Of Mr. Sauers shares, 521 shares vest on March 26, 2017; 12,334 shares vest on October 7, 2017; 3,500 vest in two equal installments on March 25 of each of 2017 and 2018; 8,316 vest in three equal installments on February 13 of each of 2017, 2018 and 2019; and 14,647 vest in four equal installments on February 26 of each of 2017, 2018, 2019 and 2020.

(3)
Mr. Menzel's 47,919 shares of restricted stock were issued on March 26, 2013, October 7, 2013, March 25, 2014, February 13, 2015 and February 26, 2016. Of Mr. Menzel's shares, 1,968 vest on March 26, 2017; 6,167 vest on October 7, 2017; 5,385 vest in two equal installments on March 25 of each of 2017 and 2018; 12,894 vest in three equal installments on February 13 of each of 2017, 2018 and 2019; and 21,505 vest in four equal installments on February 26, 2017, 2018, 2019 and 2020.

(4)
These amounts are based on the market value of Company shares on December 30, 2016, which was $25.05. December 30, 2016 was the last trading day in fiscal year 2016. In accordance with applicable SEC rules, the 2014 performance shares are reported at the maximum level of performance and the 2015 and 2016 performance shares are reported at the threshold target level of performance in the table. The 2014, 2015 and 2016 performance shares are scheduled to vest, depending on performance, 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

2016 OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the exercise of options by, and vesting of time-based restricted stock awards and the vesting of previously granted performance shares of, our named executive officers during 2016:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Douglas R. Waggoner	139,290	$2,955,835	71,297	$1,599,727
Kyle L. Sauers	—	$—	31,090	$736,500
David B. Menzel	35,000	$516,794	63,464	$1,392,406

2016 PENSION BENEFITS
We do not sponsor any qualified or non-qualified defined benefit plans.

2016 NONQUALIFIED DEFERRED COMPENSATION
We do not maintain any non-qualified deferred compensation plans.

EMPLOYMENT AGREEMENTS

Employment Agreement with Douglas R. Waggoner
We entered into an Amended and Restated Employment Agreement with Douglas R. Waggoner, our Chief Executive Officer, on November 1, 2006, which was amended and restated as of September 24, 2009, was further amended and restated as of January 1, 2012, as of October 7, 2013, and finally amended and restated as of August 19, 2016. Pursuant to his amended and restated employment agreement on August 19, 2016, Mr. Waggoner is entitled to an initial base salary of $760,000 per year, which may be adjusted by the Board or the Compensation Committee. In addition to base salary, Mr. Waggoner is eligible for an annual performance bonus and participation in the 2008 Stock Incentive Plan. Mr. Waggoner also has a right to participate and receive benefits, on the same basis as other members of our senior management, in our executive and employee benefit plans, insurance programs and/or indemnification agreements. Mr. Waggoner is also entitled to a combined automobile allowance and premiums for a life insurance policy not to exceed $31,500 per year.
Subject to Mr. Waggoner's execution of a general release and waiver, if Mr. Waggoner's employment is terminated by us for any reason other than for Cause (as defined below), or if Mr. Waggoner terminates his employment for Good Reason (as defined below), Mr. Waggoner is entitled to:

•
Base Salary and Bonus: He will receive an amount equal to the product of two times the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, payable in equal installments over a 24 month period following such termination of employment in accordance with the Company's normal payroll procedures;

•
Accelerated Vesting of Equity Awards: With respect to the vesting of any unvested equity awards, which are not based on performance, he will be treated as if he remained employed for an additional 12 months following the date of termination (performance based awards based on the terms of the respective award agreement; and

•
Continuation of COBRA Benefits: Continuation of Company-provided insurance benefits for him and his dependents until the earlier of: (i) 24 months following the termination or (ii) the date he has secured comparable benefits through another organization's benefits program.

In the event of a Change in Control, (as set forth in our 2008 Stock Incentive Plan as described in the narrative to "--Potential Payments Upon Termination or Change in Control), Mr. Waggoner is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance based awards shall be treated as vesting at the greater of target or actual performance). In the event Mr. Waggoner is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, Mr. Waggoner is entitled to the cash and benefits severance described above and the immediate vesting of all unvested equity awards (any outstanding performance based awards outstanding shall be treated as vesting at the greater of target or actual performance), which amounts shall be paid in a lump sum, as soon as is reasonably practicable.
For purposes of Mr. Waggoner's employment agreement, (A) "Cause" occurs if (i) Mr. Waggoner materially breaches any provision of his employment agreement, provided that in those instances in which Mr. Waggoner's material breach is capable of being cured, Mr. Waggoner has failed to cure within a 30 day period after notice from the Company; (ii) theft, dishonesty, or falsification of any employment or Company records by Mr. Waggoner; (iii) the reasonable determination by the Board that Waggoner has committed an act or acts constituting a felony or any act involving moral turpitude; (iv) the reasonable determination by the Board that Waggoner has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company's reputation or business; or (v) the Company decides to give notice that this employment agreement will not be renewed. (B) "Good Reason" occurs if Mr. Waggoner terminates his employment for any of the following reasons: (i) we materially reduce Mr. Waggoner's duties or responsibilities below what is customary for his position in a business that is similar to our Company without Mr. Waggoner's consent, (ii) we require Mr. Waggoner to relocate his office more than 100 miles from our current office without his consent, (iii) we materially breach the terms of this employment agreement, or (iv) we reduce Mr. Waggoner's base salary or incentive compensation opportunity below the levels in effect as of the effective date of this employment agreement (other than any across-the-board, pro rata reduction of no more than ten percent (10%) applicable to all senior executives of the Company). Mr. Waggoner must provide notice to the Company within a period not to exceed 90 days of the initial existence of the condition. Upon such notice, the Company shall have 30 days during which it may remedy the condition.
Mr. Waggoner's employment agreement terminates on December 31, 2019 at which point, this employment agreement will automatically extend in one-year increments, unless either party provides prior notice.
For a description of restrictive covenants, please see the narrative to the "--Potential Payments Upon Termination or Change in Control" section.
Employment Agreement with Kyle L. Sauers
We entered into an Amended and Restated Employment Agreement with Kyle L. Sauers, our Chief Financial Officer, on January 10, 2011, which was amended and restated as of October 7, 2013, and finally amended and restated as of August 19, 2016. Pursuant to his amended and restated employment agreement, Mr. Sauers is entitled to an initial base salary of $425,000 per year, which may be adjusted by the Board or the Compensation Committee. In addition to base salary, Mr. Sauers is eligible for an annual performance bonus and participation in the 2008 Stock Incentive Plan. Mr. Sauers also has a right to participate and receive benefits, on the same basis as other members of our senior management, in our executive and employee benefit plans, insurance programs and/or indemnification agreements. Mr. Sauers is also entitled to a combined automobile allowance and premiums for a life insurance policy not to exceed $12,000 per year.
Subject to Mr. Sauers execution of a general release and waiver, if Mr. Sauers is terminated by us for any reason other than for Cause (as defined below) or if Mr. Sauers terminates his employment for Good Reason (as defined below), Mr. Sauers is entitled to

•
Base Salary and Bonus: He will receive an amount equal to the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, payable in equal installments over a 12 month period following such termination of employment in accordance with the Company's normal payroll procedures;

•
Accelerated Vesting of Equity Awards: with respect to the vesting of any unvested equity awards, which are not based on performance, he will be treated as if he remained employed for an additional 12 months following the date of termination (performance based awards based on the terms of the respective award agreement); and

•
Continuation of COBRA Benefits: Continuation of Company-provided insurance benefits for him and his dependents until the earlier of: (i) 12 months following the termination or (ii) the date he has secured comparable benefits through another organization's benefits program.

In the event of a Change in Control (as defined below), Mr. Sauers is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance based awards shall be treated as vesting at the greater of target or actual performance). In the event Mr. Sauers is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within

12 months following a Change in Control, Mr. Sauers is entitled to cash and benefits severance described above, except that Mr. Sauers will be entitled to two (2) times the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, instead of the aforementioned base salary and bonus severance and the immediate vesting of all unvested equity awards (any outstanding performance based awards outstanding shall be treated as vesting at the greater of target or actual performance), all of which shall be paid in a lump sum, as soon as is reasonably practicable.
For purposes of Mr. Sauers' employment agreement, the terms "Cause," "Change in Control" and "Good Reason" have substantially similar meanings as set forth in the summary of Mr. Waggoner's employment agreement, except that Good Reason may be triggered if Mr. Sauers is required to relocate more than 50 miles from the Company's office (instead of the 100 miles provided in Mr. Waggoner's employment agreement).
Mr. Sauers' employment agreement terminates on December 31, 2019 at which point, this employment agreement will automatically extend in one-year increments, unless either party provides prior notice.
For a description of restrictive covenants, please see the narrative to the "--Potential Payments Upon Termination or Change in Control" section.
Employment Agreement with David B. Menzel
We entered into an Amended and Restated Employment Agreement with David B. Menzel, our President and Chief Operating Officer, on April 7, 2008, which was amended and restated as of January 1, 2012, as of October 7, 2013, and finally amended and restated as of August 19, 2016. Pursuant to his amended and restated employment agreement, Mr. Menzel is entitled to an initial base salary of $546,000 per year. In addition to base salary, Mr. Menzel is eligible for an annual performance bonus and participation in the 2008 Stock Incentive Plan. Mr. Menzel also has the right to participate and receive benefits, on the same basis as other members of our senior management, in our executive and employee benefit plans, insurance programs and/or indemnification agreements. Mr. Menzel is also entitled to a combined automobile allowance and premiums for a life insurance policy not to exceed $19,000 per year.
Subject to Mr. Menzel's execution of a general release and waiver, if Mr. Menzel is terminated for any reason other than for Cause (as defined below) or if Mr. Menzel terminates his employment for Good Reason (as defined below), Mr. Menzel is entitled to

•
Base Salary and Bonus: He will receive an amount equal to two times the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three (3) most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, payable in equal installments over a 24 month period following such termination of his employment in accordance with the Company's normal payroll procedures;

•
Accelerated Vesting of Equity Awards: With respect to the vesting of unvested equity awards, which are not based on performance, he will be treated as if he remained employed for an additional 12 months following the date of termination (performance based awards based on the terms of the respective award agreement); and

•
Continuation of COBRA Benefits: Continuation of Company-provided insurance benefits for him and his dependents until the earlier of: (i) 24 months following the termination or (ii) the date he has secured comparable benefits through another organization's benefits program.

In the event of a Change in Control (as defined below), Mr. Menzel is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance based awards shall be treated as vesting at the greater of target or actual performance). In the event Mr. Menzel is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, Mr. Menzel is entitled to the cash and benefits severance described above and the immediate vesting of all unvested equity awards (any outstanding performance based awards outstanding shall be treated as vesting at the greater of target or actual performance), which amounts shall be paid in a lump sum, as soon as is reasonably practicable.
For purposes of Mr. Menzel's employment agreement, the terms "Cause," "Change in Control" and "Good Reason" have substantially similar meanings as set forth in the summary of Mr. Waggoner's employment agreement, except that Good Reason may be triggered if Mr. Menzel is required to relocate more than 50 miles from the Company's office (instead of the 100 miles provided in Mr. Waggoner's employment agreement).

Mr. Menzel's employment agreement terminates on December 31, 2019 at which point, this employment agreement will automatically extend in one-year increments, unless either party provides prior notice.
For a description of restrictive covenants, please see the narrative to the "--Potential Payments Upon Termination or Change in Control" section.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Assuming the employment of our named executive officers were to be terminated without Cause or for Good Reason, each as of December 31, 2016, they would be entitled to payments in the amounts set forth opposite to each executive officer's name in the table below.
We are not obligated to make any cash payments to these executives if their employment is terminated by us for Cause or by the executive without Good Reason. No cash severance is provided for any of the executive officers in the event of death or disability. Pursuant to the performance share award agreements, upon a termination of service during the performance period due to retirement after age 65, death, or disability, the executive will vest in a pro-rata portion of the awarded 2015 and 2016 performance shares based on actual Company performance during the relevant performance period. A Change in Control does not affect the amount or timing of these cash severance payments.

Name	Cash Severance(1)	Benefit Continuation(2)
Douglas R. Waggoner	$126,461 per month for 24 months	$41,220
Kyle L. Sauers	$62,120 per month for 12 months	$20,554
David B. Menzel	$84,053 per month for 24 months	$41,220
____________________________________

(1)
No gross-up payment will be made to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment agreements with any of our named executive officers. Instead, the employment agreements provide for a reduction in amounts payable so that no excise tax would be imposed. However, a reduction in payments will not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

(2)
Pursuant to the employment agreements with Messrs. Waggoner, Sauers and Menzel, in the event of a termination without Cause or a termination for Good Reason, the Company will also provide them and their dependents with Company-paid insurance benefits until such time comparable benefits are secured through another employer's benefits program, up to a maximum of 24 months for Messrs. Waggoner and Menzel and 12 months for Mr. Sauers. The following assumptions were made in calculating the benefit continuation amounts: an annual cost of $20,610 for Messrs. Waggoner and Menzel and $20,554 for Mr. Sauers.

Assuming the employment of our named executive officers were to be terminated without Cause or for Good Reason or solely upon a Change in Control of the Company, each as of December 31, 2016 (or as otherwise specified), the following individuals would be entitled to accelerated vesting of their outstanding equity awards described in the table below:

Name	Value of Equity Awards: Termination Without Cause or For Good Reason ($)(1)	Value of Equity Awards: Change in Control Without Termination of Employment ($)(1)	Value of Equity Awards: Termination Without Cause or For Good Reason In Connection With a Change in Control ($)(1)
Douglas R. Waggoner	2,455,699	2,041,777	4,083,553
Kyle L. Sauers	1,119,636	830,816	1,661,632
David B. Menzel	1,407,736	1,109,247	2,218,493
____________________________________
(1) Values are based on the price of our common stock of $25.05 per share, which was the fair market value of our common stock as of December 30, 2016, which was the last trading day in fiscal year 2016.
In connection with a termination without Cause or a termination for Good Reason, no payments are due unless the executive officer executes a general release and waiver of claims against us. Messrs. Waggoner and Menzel are subject to non-competition and non-solicitation restrictions for a period of twenty-four months following termination without Cause or a termination for Good Reason (and twelve months upon a termination of any other type) and Mr. Sauers is subject to similar restrictions for a period of twelve months following termination. Further, each named executive officer entered into a confidentiality agreement upon joining the Company.

The following definition defines the term "Change in Control" for purposes of our named executive officer's employment agreements.
Change in Control
The employment agreements incorporate the Change in Control definition in the 2008 Stock Incentive Plan. Under the 2008 Stock Incentive Plan, "Change in Control" means the occurrence of any one or more of the following: (a) an effective change in control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (b) any person or persons acting as a group acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company's then outstanding stock (the acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company's then outstanding stock will be treated as a Change in Control); (c) individuals who constitute the Board immediately after the Effective Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (including, without limitation, any settlement thereof) shall be deemed to be an Incumbent Director; (d) any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power (for purposes of this definition, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets); or (e) upon the happening of any other event(s) designated as a change in control event for purposes of Section 409A. In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.
Cause
The definitions of "Cause" are described in "— Employment Agreements."
Good Reason
The definitions of "Good Reason" are described in "— Employment Agreements."

COMPENSATION AND RISK
We have reviewed our employee compensation policies and practices and have determined that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We utilize Aon Hewitt, an independent third party, to advise the Compensation Committee on matters related to compensation and find that the design of our compensation programs and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices.

Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. The variable (cash incentive and performance share) portions of compensation are designed to reward both annual performance (under the short-term incentive plan) and longer-term performance (under the performance share program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term interests.
Our senior executives are subject to stock ownership requirements, which we believe incentivize our executives to consider our long-term interests and to discourage excessive risk-taking that could negatively impact our stock price.
Our incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout "cliffs" that might encourage short-term business decisions in order to meet a payout threshold.

2016 DIRECTOR COMPENSATION

In 2016, each non-employee director received an annual retainer, paid 100% in cash. The lead independent director receives an additional $10,000 annual cash retainer per year. In addition, for their service in 2016, each director received a restricted stock grant in February 2016 that vests ratably on the first and second anniversaries of the grant date. If a Change in Control (as defined under the 2008 Stock Incentive Plan) occurs, or if the director’s service is terminated due to death, disability, or by the Company (or its Board or stockholders) other than for cause, all unvested shares of restricted stock will immediately vest. In addition to the annual retainers discussed above, each committee chair will also receive an additional annual retainer of $10,000, to be paid in cash. This retainer is prorated for those directors who spend a partial year as a committee chair. Our directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Under our 2008 Stock Incentive Plan, directors are eligible to receive stock option and other equity grants at the discretion of the Compensation Committee or other administrators of the plan.
For 2016, the annual restricted stock grant was $100,000 for each non-employee director. In addition, each member of a standing committee of the Board receives an additional $5,000 annual cash retainer per committee. Each member will receive a $5,000 increase to their retainer in 2017.

2016 DIRECTOR COMPENSATION TABLE
The following table summarizes compensation that our non-employee directors earned during 2016 for services as members of our Board:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Bradley A. Keywell	92,500	100,011	192,511
Samuel K. Skinner	92,500	100,011	192,511
Matthew Ferguson	82,500	100,011	182,511
David Habiger	82,500	100,011	182,511
Nelda J. Connors	82,500	100,011	182,511
Paul Loeb	62,500	100,011	162,511
______________________________________________________________________________
(1) The 2016 fees earned include annual cash retainers per committee for 2015 and 2016.

Outstanding Equity Awards of Our Directors at 2016 Fiscal Year-End
The following table summarizes the number of securities underlying outstanding plan awards for each non-employee director as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

Bradley A. Keywell(1)	37,500	—	8.10	12/31/2019	—	—
					5,109	127,980
Samuel K. Skinner(2)	8,389	—	14.42	12/31/2019
					5,577	139,704
Matthew Ferguson(3)	8,389	—	14.42	12/31/2019	—	—
					5,109	127,980
David Habiger(4)	—	—	—	—
					5,109	127,980
Nelda J. Connors(5)	—	—	—	—
					5,109	127,980
Paul Loeb(6)	—	—	—	—
					3,939	98,672
________________________________

(1)
Mr. Keywell's 5,109 shares of restricted stock were issued on February 13, 2015 and February 26, 2016. Of Mr. Keywell's shares, 1,170 vest on February 13, 2017; and 3,939 vest in two equal installments on February 26 of each of 2017 and 2018.

(2) Mr. Skinner's 5,577 shares of restricted stock were issued on February 13, 2015 and February 26, 2016. Of Mr. Skinner's shares, 1,638 vest on February 13, 2017; and 3,939 vest in two equal installments on February 26 of each of 2017 and 2018.

(3)
Mr. Ferguson's 5,109 shares of restricted stock were issued on February 13, 2015 and February 26, 2016. Of Mr. Ferguson's shares, 1,170 vest on February 13, 2017; and 3,939 vest in two equal installments on February 26 of each of 2017 and 2018.

(4) Mr. Habiger's 5,109 shares of restricted stock were issued on February 13, 2015 and February 26, 2016. Of Mr. Habiger's shares, 1,170 vest on February 13, 2017; and 3,939 vest in two equal installments on February 26 of each of 2017 and 2018.
(5) Ms. Connors' 5,109 shares of restricted stock were issued on February 13, 2015 and February 26, 2016. Of Ms. Connors' shares, 1,170 vest on February 13, 2017; and 3,939 vest in two equal installments on February 26 of each of 2017 and 2018.
(6) Mr. Loeb's 3,939 shares of restricted stock were issued on February 26, 2016 and will vest in two equal installments on February 26 of each of 2017 and 2018.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

By the Compensation Committee of the Board of Directors,

Matthew J. Ferguson (Chairman) Samuel K. Skinner David Habiger Bradley A. Keywell

AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists of four non-employee directors: David Habiger, Samuel K. Skinner, Matthew Ferguson and Nelda Connors, each of whom the Board has determined to be an independent director as defined in the rules of the Nasdaq Global Market. The Audit Committee is a standing committee of the Board and operates under a written charter adopted by the Board of Directors, which is available at www.echo.com on the "Investor" page under the link "Corporate Governance." Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company's independent registered public accounting firm (the "independent auditors").
Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.
During fiscal year 2016, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent auditors. The Audit Committee's agenda is established by the Audit Committee's chairman and senior members of the Company's financial management team. The Audit Committee met in private sessions with the Company's independent auditors at certain of its meetings to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by the statement on Auditing Standards No. 16, "Communication with Audit Committees," as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Company's independent auditors also provided to the Audit Committee the written disclosures regarding the auditors' independence required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence." The Committee discussed with the independent auditors the firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.
Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

David Habiger (Chairman) Samuel K. Skinner Matthew Ferguson Nelda Connors

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL
REGISTERED PUBLIC ACCOUNTING FIRM
For the fiscal years ended December 31, 2016 and 2015, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees(1)	$1,775,000	$2,014,300
Audit-related Fees(2)	—	265,380
Tax Fees	—	—
All Other Fees	—	—
Total	$1,775,000	$2,279,680
__________________________________
(1) Audit Fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.
(2) Audit-related Fees include fees billed for the due diligence related to the acquisition of Command Transportation, LLC.
The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.
All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2016 were approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2018 Annual Meeting
If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2018 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 Shareholder Proposals) and received by the Secretary of the Company on or before December 29, 2017. Stockholder proposals to be presented at the 2018 annual meeting of stockholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than February 16, 2018 and no later than March 18, 2018, in accordance with the procedures in the Company's By-laws.

Expenses of Solicitation
The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially offers the advantages of convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her or its broker, a single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders of record who currently receive multiple copies of the Notice at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing addressed to: American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Other Matters

The Board does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of our proxy statement or Annual Report. Requests should be addressed to: Investor Relations, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, or by telephone at 1-800-354-7993.

Appendix A

Amended and Restated Echo Global Logistics, Inc.
2008 Stock Incentive Plan

(as amended and restated effective June 16, 2017)

AMENDED AND RESTATED
ECHO GLOBAL LOGISTICS, INC. 2008 STOCK INCENTIVE PLAN

AMENDED AND RESTATED
ECHO GLOBAL LOGISTICS, Inc. 2008 STOCK INCENTIVE PLAN

Article 1.    Establishment, Objectives and Duration
1.1    Establishment of the Plan. Echo Global Logistics, Inc., a Delaware corporation, hereby establishes this Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (the "Plan") as set forth herein. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.
The Plan became originally effective on October 1, 2009 and will remain in effect as provided in Section 1.3 hereof. The Plan was amended and restated effective June 2, 2010. The Plan was further amended and restated effective June 20, 2012. The Plan is further amended and restated effective June 16, 2017, subject to approval by the Company’s stockholders at the 2017 annual meeting.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.
1.3    Duration of the Plan. The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.
1.4    Plan Merger. The Company's Echo Global Logistics, LLC 2005 Stock Option Plan was merged into this Plan as of October 1, 2009. Except with respect to rights that may be protected under prior award agreements, stock or unit options awarded and equity interests authorized for awards under the Prior Plan shall be governed by, and available under, the terms of this Plan.
Article 2.    Definitions
Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
"Affiliate" means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.
"Award" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.
"Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.
"Board" or "Board of Directors" means the Board of Directors of the Company.
"Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant's:

(a)
willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)	commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)	commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.
An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant's Service.
"Change in Control" means the occurrence of any one or more of the following:

(a)
An effective change in control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)
Any person or persons acting as a group acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company's then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company's then outstanding stock will be treated as a Change in Control;

(c)
Individuals who constitute the Board immediately after the Effective Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (including, without limitation, any settlement thereof) shall be deemed to be an Incumbent Director;

(d)
Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets; or

(e)	Upon the happening of any other event(s) designated as a change in control event for purposes of Section 409A.
In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company;

or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Committee" shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are "independent directors" within the meaning of the marketplace rules of The NASDAQ Stock Market and "non-employee directors" within the meaning of Exchange Act Rule 16b-3.
"Company" means Echo Global Logistics, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.
"Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.
"Director" means any individual who is a member of the Board of Directors.
"Disability" shall mean:

(a)	A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b)	If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c)	When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d)	Such other condition as may be determined by the Committee to constitute "disability" under Section 409A.
"Effective Date" is June 17, 2017.
"Employee" means any person employed by the Company or an Affiliate in a common law employee-employer relationship, as determined by the Committee. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.
"Fair Market Value" of a Share on any given date shall be determined by the Committee as follows:

(a)
If the Share is listed for trading on The NASDAQ Stock Market (“NASDAQ”) or one or more other national securities exchanges, the last reported sales price on the NASDAQ or such other exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such other exchange on such date, the last reported sales price on the NASDAQ or such other exchange on the first day prior thereto on which such Share was so traded;

(b)	If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

(c)
Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.

"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

"Nonstatutory Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.
"Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.
"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).
"Participant" means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.
"Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.
"Performance Period" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.
"Performance Share" means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant's attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.
"Personal Leave" means a leave of absence as described in Section 5.3.
"Plan" means the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, as set forth in this document, and as amended from time to time.
"Prior Plan" means the Echo Global Logistics LLC 2005 Stock Option Plan. The Prior Plan was merged into this Plan as of October 1, 2009 and stock or unit options awarded and equity interests authorized for award under the Prior Plan shall be governed by, and available under, the terms of this Plan.
"Restriction Period" means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.
"Restricted Stock" means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria specified in the Award Agreement.
"Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable in cash or in Shares (as specified in the Award Agreement). The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.
"Section 409A" means Code Section 409A and any applicable regulations or interpretive authority thereunder.
"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor act thereto.
"Service" means the provision of services to the Company or an Affiliate in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.
"Shares" means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.
"Stock Appreciation Right" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.
"Stock Award" means an Award of Shares pursuant to the terms of Article 10.

"Subsidiary" means a "subsidiary corporation" whether now or hereafter existing, as defined in Code Section 424(f).
"Vested" means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as "Vest," "Vesting," and "Unvested" shall be interpreted accordingly.
Article 3.    Administration
3.1    The Committee. The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the marketplace rules of The NASDAQ Stock Market, and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.
3.2    Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Awards and to determine the number of Shares subject to the Awards that such Employees will receive.
The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, Performance Shares, Stock Appreciation Rights and other Stock Awards. Subject only to compliance with the express provisions of the Plan and compliance with relevant federal and state securities laws, the Committee or its delegatee may act in its, his, or her sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.
3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.
3.4    Change in Control. Unless otherwise provided in an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate), in the event of a Change in Control, unless an Award is assumed or substituted by an acquiring or successor company, with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to such Award immediately prior to the Change in Control, then (i) all outstanding Options or SARs shall become fully vested and exercisable as of the date of the Change in Control, whether or not otherwise then exercisable, (ii) all service-based restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control, and (iii) the payout level under any performance based restriction shall be deemed to have been earned at the higher of (y) actual achievement of the performance measures through the date of the Change in Control or (z) target on a pro-rated basis based on the time elapsed during the Performance Period through the date of the Change in Control. Notwithstanding the foregoing, the Committee may provide that in the event of a Change in Control, (i) an Award with performance measures may vest based on actual achievement of the performance measures through the date of the Change in Control and/or an Award with performance measures may be paid/vested on a pro-rated basis based on the time elapsed during the Performance Period through the date of the Change in Control and (ii) an Award may accelerate if the Participant is terminated for “good reason” (as such term is defined under an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate)) or without Cause following or in connection with the Change in Control. In addition, in the event of a Change in Control, the Committee may, in its discretion and upon at least five days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of a Share received or to be received by other stockholders of the Company in the event of a Change in Control. Notwithstanding the above, the Committee shall exercise all of the foregoing discretion over any Award subject to Section 409A.

Article 4.    Shares Subject to the Plan, Maximum Awards, Limitations on Vesting
4.1    Number of Shares Available for Awards.

(a)	Subject to adjustment as provided below and in Sections 4.2 and 4.3:
(i) The maximum number of Shares that may be issued or transferred to Participants under the Plan will be 3,400,000.
(ii) The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 500,000.
(iii) The aggregate of all Awards that may be granted during any calendar year to any one Participant, under all types of Awards, shall not exceed 500,000 Shares or Share equivalent units under the Plan, whether the Awards are paid in Shares or in cash.
(iv) Notwithstanding the foregoing, the aggregate of all Awards that may be granted during any calendar year to any one Participant, under all types of Awards, who is a non-employee Director shall not exceed 500,000 Shares or Share equivalents under the Plan, whether the Awards are paid in Shares or in cash, provided that when taken together with any cash fees paid to such non-employee Director in such calendar year with respect to his or her service as a Director, such aggregate compensation shall not exceed $400,000 in total value (calculating the value of any such Awards based on the fair value at the time of grant for financial reporting purposes, if applicable and Fair Market Value for any other compensation).

(b)
The Prior Plan was merged into and continued in the form of this Plan as of October 1, 2009. Awards made and Shares awarded under the Prior Plan prior to October 1, 2009, which remain outstanding on October 1, 2009, plus any Shares available for grant under the Prior Plan (including Shares subject to prior awards that expire unexercised or that are forfeited, terminated or canceled and Shares that are surrendered or withheld from any award under such Prior Plan to satisfy a participant's tax withholding) shall be governed by and available under the terms of this Plan, but shall not count against the number of Shares authorized under the first sentence of Section 4.1(a) above to the extent Shares remain available for issuance under the Prior Plan. To the extent that Awards are granted under the Prior Plan in excess of the number of Shares available for issuance under the Prior Plan, such Awards will be available for issuance under this Plan and will count against the number of Shares authorized under the first sentence of Section 4.1(a) above. No additional awards will be made under the Prior Plan on or after October 1, 2009.

4.2    Lapsed Awards. If Awards are forfeited, cancelled, or are terminated for any other reason before being exercised, distributed or otherwise settled, then the Shares underlying such Awards will thereafter be deemed to be available for Award. Shares that were (i) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or in payment of any required income tax withholding for the exercise of an Option or the taxable event related to any other Award awarded under the Plan, (ii) repurchased by the Company on the open market or (iii) not issued due to a net settlement of an Award shall not be deemed to be available to be granted under the Plan.
4.3    Adjustments in Authorized Shares.

(a)
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)
Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

4.4    Minimum Vesting Requirements. All Awards shall be subject to a minimum vesting period of one year from the date of grant and no Award may provide for partial or graduated vesting beginning less than one year from the date of grant. Notwithstanding the foregoing, (i) an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate) may permit acceleration of vesting of an Award in the event of the Participant’s death, Disability, retirement

(as defined by Company policy), termination without Cause, termination for “good reason” (as such term is defined under an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate)) or other termination of Service or the occurrence of a Change in Control and (ii) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the aforementioned minimum vesting requirements.
Article 5.    Eligibility and Participation
5.1    Eligibility. An Employee shall be deemed eligible for participation upon such Employee's first day of Service. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.
5.3    Personal Leave Status.

(a)
Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave." No Options shall be granted to a Participant during Personal Leave. A Participant's Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant's Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)
The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

Article 6.    Options
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2    Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.
6.3    Exercise Price. The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of Incentive Stock Options shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.
6.4    Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.
6.5    Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid in connection with the Options.
6.6    Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.
6.7    Payment. The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law. The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).
6.8    Special Provisions for ISOs. Notwithstanding any other provision of this Article 6 to the contrary, the following special provisions shall apply to any Award of Incentive Stock Options:

(a)	The Committee may award Incentive Stock Options only to Employees.

(b)
An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c)
If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)
No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company's stockholders approved the Plan, whichever is earlier.

(e)
An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

(f)	An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.
6.9    Restrictions on Share Transferability.
The Committee may impose such restrictions on any Shares acquired through the exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.
6.10    Termination of Service. Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a)
In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(b)
In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

(c)	In the event of termination of a Participant's Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

(d)
In the event of a Participant's termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.
Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.
Article 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.
The grant price for any SAR shall be determined by the Committee, but the grant price for any SAR intended to be exempt from Section 409A shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted. If the Committee determines that a SAR shall have a grant price that at any time can be less than the Fair Market Value on the date of grant, such SAR shall be subject to Section 409A and the provisions of Article 13 of the Plan.
7.2    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.3    Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.
7.4    Term of SAR. The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.
7.5    Payment of SAR Amount. Upon the exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. As specified in the Award Agreement, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.
7.6    Termination of Service. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.
7.7    Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid in connection with the SARs.
Article 8.    Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.
8.2    Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant's deferral under this section will be credited to the Participant in the form of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.
If a Participant's compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.

8.3    Award Agreement. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the restrictions, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.
8.4    Other Restrictions. Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.
The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
8.5    Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Stock Unit will be paid out in cash or Shares (as specified in the Award Agreement) to the Participant following the last day of any applicable restriction (as specified in the Award Agreement), within 2-1/2 months following the end of the calendar year in which such restrictions lapse, but shall be paid no later than the end of such calendar year or on the date provided in the Award Agreement.
8.6    Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless otherwise provided in an Award Agreement.
8.7    Dividends and Other Distributions. During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
An Award Agreement may provide that, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
8.8    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 9.    Performance Shares
9.1    Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.
9.2    Value of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.
9.3    Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4    Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.
9.5    Form and Timing of Payment of Performance Shares. Except as provided in Article 13, the payment date of earned Performance Shares will be within the first two and one-half (2-1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee. An Award Agreement may provide that, Participants awarded Performance Shares shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
9.6    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 10.    Other Stock Awards
    Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines, provided that no dividends shall be paid, unless subject to the same vesting conditions as the underlying other Stock Award.
Article 11.    Performance Measures
Unless and until the Committee proposes and the Company's stockholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards (both those granted on or prior to the date of the 2017 annual meeting of the Company’s stockholders and those granted after such meeting) designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):
(a)    earnings before interest and taxes (EBIT);
(b)    earnings before interest, taxes, depreciation and amortization (EBITDA);

(c)	net earnings;

(d)	operating earnings or income;

(e)	earnings growth;

(f)	net income (absolute or competitive growth rates comparative);
(g)    net income applicable to Shares;

(h)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;
(i)    earnings per Share;
(j)    return on stockholders' equity (absolute or peer-group comparative);

(k)	stock price and/or total shareholder or stockholder return (absolute or peer-group comparative);

(l)	absolute and/or relative return on common stockholders' equity;
(m)    absolute and/or relative return on capital;
(n)    absolute and/or relative return on assets;
(o)    economic value added (income in excess of cost of capital);

(p)	customer satisfaction;

(q)    expense reduction;

(r)	ratio of operating expenses to operating revenues;

(s)	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(t)	revenue backlog;

(u)	margins realized on delivered services; and

(v)	employee engagement.
The Committee may specify any reasonable definition of the performance measure(s) it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective measures (in all cases, to the extent not inconsistent with Code Section 162(m), if applicable).

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.
If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.
Article 12.    Beneficiary Designation
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid in the following order: (i) first to Participant’s beneficiary for purposes of the Company’s 401(k) plan, (ii) second to the Participant’s legal spouse and (iii) third to the Participant's estate.
Article 13.    Deferrals and Code Section 409A
13.1    Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.

13.2    Initial Deferral Elections. The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a)
A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(b)
In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(c)
Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d)
Where the vesting of an Award is contingent upon the Participant's continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e)	A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

13.3    Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(a)	a fixed date as set forth in the Award Agreement or pursuant to a Participant's election;

(b)	the Participant's death;

(c)	the Participant's Disability;

(d)	a change in control event (as defined in Section 409A);

(e)	an unforeseeable emergency, as defined in Section 409A and implemented by the Committee;

(f)	a Participant's termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant's termination of Service; or

(g)	such other events as permitted under Section 409A.

13.4    Restrictions on Distributions. No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) violate Section 409A or be not deductible pursuant to Code Section 162(m), to the extent intended; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clause (i), (ii) or (iii) above.

13.5    Redeferrals. The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

13.6    Termination of Deferred Compensation Arrangements. In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

(a)
the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control (as defined in Section 409A), provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b)
the arrangement may be terminated in the Company's discretion at any time, provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of a similar type for a period of five years following the termination of the arrangement; and

(c)
the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

Article 14.    Rights of Participants
14.1    Employment and Service. Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.
14.2    Participation. No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.
Article 15.    Amendment, Modification and Termination
15.1    Amendment, Modification and Termination.

(a)
General. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3), without the approval of the Company’s stockholders.

(b)
No Repricing. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s stockholders.  In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is less than or equal to the then current Fair Market Value of a Share and substitute for it another Award or cash payment, without the prior approval of the Company’s stockholders.  Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.
15.3    Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
15.4    Compliance with Code Section 162(m). Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.
Article 16.    Nontransferability of Awards.
Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant's Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death. The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a)
Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Plan. Notwithstanding any of the preceding in this Section 16(a), under no circumstances will a Participant be permitted to transfer a stock option to a third-party financial institution without prior stockholder approval.

(b)
Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17.    Withholding
17.1    Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan (or another amount, if determined by the Committee not to result in adverse accounting consequences to the Company).
17.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) up to the maximum withholding tax required to be collected on the transaction (or another amount, if determined by the Committee not to result in adverse accounting consequences to the Company). The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds, in cash, to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.
Article 18.    Indemnification
Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
Article 19.    Successors
All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.
Article 20.    Breach of Restrictive Covenants
An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

(a)	any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

(b)
the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

Article 21.    Legal Construction
21.1    Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and any singular term includes the plural.
21.2    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
21.3    Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
21.4    Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
If at any time the Committee determines that exercising an Option or a SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.
21.5    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.
21.6    Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
21.7    Governing Law and Forum. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois. Except as otherwise provided in an Award Agreement, any action or proceeding to enforce the Plan and all agreements hereunder shall be brought only in a state or federal court located in the state of Illinois, Cook county. The Company and all Participants and their beneficiaries hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.
21.8    Electronic Delivery and Evidence of Award. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements). In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.
21.9    No Limitation on Rights of the Company. The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
21.10    Participant to Have No Rights as a Stockholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.
21.11    Clawback / Forfeiture. As required by law or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

ECHO GLOBAL LOGISTICS, INC.
ATTN: KYLE L. SAUERS
600 WEST CHICAGO AVENUE STE 725
CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 15, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 15, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
01 Douglas R. Waggoner	☐	☐	☐
02 Samuel K. Skinner	☐	☐	☐
03 Matthew Ferguson	☐	☐	☐
04 David Habiger	☐	☐	☐
05 Nelda J. Connors	☐	☐	☐
06 William M. Farrow III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

	For	Against	Abstain
2. Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.	☐	☐	☐
3. Advisory approval of the Company's Compensation of Executives as disclosed in this Proxy Statement.	☐	☐	☐
4. Amendment and restatement of the 2008 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. Advisory approval of frequency of stockholder advisory approval of executive compensation.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000334835_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

ECHO GLOBAL LOGISTICS, INC.
Annual Meeting of Stockholders
June 16, 2017
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bradley A. Keywell and Kyle L. Sauers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Echo Global Logistics, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 16, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES AT THE MEETING (A) "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL 1, (B) "FOR" PROPOSAL 2. (C) "FOR" PROPOSAL 3. (D) "FOR" PROPOSAL 4. AND (E) "1 YEAR" ON PROPOSAL 5. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Address change/comments:

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000334835_2 R1.0.1.15